INDEX TO EXHIBITS


EXHIBIT        DESCRIPTION

2.1            Agreement and Plan of Merger among Recoton
               Corporation, RC Acquisition Sub, Inc. and
               International Jensen Incorporated, dated as of January 3, 1996.

10.1 Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights by and between International Jensen Incorporated and Recoton Corporation, dated as of January 3, 1996

10.2           Shareholders' Agreement between Robert G. Shaw and
               Recoton Corporation, dated as of January 3, 1996.

99.1           Press Release dated January 3, 1996.


                                   EXHIBIT 2.1 TO RECOTON
                                   FORM 8-K FOR EVENT
                                   OCCURRING JANUARY 3, 1996



                    AGREEMENT AND PLAN OF MERGER

                    dated as of January 3, 1996,

                               among

                       RECOTON CORPORATION,

                     RC ACQUISITION SUB, INC.,

                                 and

                  INTERNATIONAL JENSEN INCORPORATED

                          TABLE OF CONTENTS


                              ARTICLE I

                             THE MERGER

SECTION 1.1    The Merger
SECTION 1.2    Effective Time of the Merger
SECTION 1.3    Effects of the Merger
SECTION 1.4    Closing


                             ARTICLE II

                      THE SURVIVING CORPORATION

SECTION 2.1    Certificate of Incorporation; Amendment
SECTION 2.2    By-Laws
SECTION 2.3    Directors and Officers


                             ARTICLE III

                        CONVERSION OF SHARES

SECTION 3.1    Conversion of Jensen Shares in the Merger
SECTION 3.2    Exchange of Certificates
SECTION 3.3    Stock Transfer Books
SECTION 3.4    Stock Options and Other Rights
SECTION 3.5    Dissenting Shares


                             ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF Jensen

SECTION 4.1    Organization and Qualification
SECTION 4.2    Jensen Common Stock
SECTION 4.3    Subsidiaries
SECTION 4.4    Authority; Non-Contravention; Approvals
SECTION 4.5    Reports and Financial Statements; Derivative
               Transactions
SECTION 4.6    Absence of Undisclosed Liabilities
SECTION 4.7    Absence of Certain Changes or Events
SECTION 4.8    Litigation
SECTION 4.9    Proxy Statement
SECTION 4.10   No Violation of Law
SECTION 4.11   Compliance with Agreements
SECTION 4.12   Taxes
SECTION 4.13   Customs
SECTION 4.14   Employee Benefit Plans; ERISA
SECTION 4.15   Material Defaults
SECTION 4.16   Labor Matters
SECTION 4.17   Environmental Matters
SECTION 4.18   Certain Business Practices
SECTION 4.19   No Excess Parachute Payments
SECTION 4.20   Trademarks, Etc.
SECTION 4.21   Jensen Stockholders' Approval
SECTION 4.22   State Takeover Statutes


                              ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND RECOTON

SECTION 5.1    Organization and Qualification
SECTION 5.2    Recoton Common Stock
SECTION 5.3    Authority; Non-Contravention; Approvals
SECTION 5.4    Reports and Financial Statements
SECTION 5.5    Absence of Undisclosed Liabilities
SECTION 5.6    Absence of Certain Changes or Events
SECTION 5.7    Registration Statement
SECTION 5.8    No Violation of Law


                             ARTICLE VI

               CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1    Conduct of Business by Jensen Pending the Merger
SECTION 6.2    Site Testing and Evaluation


                             ARTICLE VII

                        ADDITIONAL AGREEMENTS

SECTION 7.1    Access to Information
SECTION 7.2    Registration Statement and Proxy Statement
SECTION 7.3    Stockholders' Approval
SECTION 7.4    Compliance with the Securities Act
SECTION 7.5    Nasdaq Listing
SECTION 7.6    Expenses
SECTION 7.7    Agreement to Cooperate
SECTION 7.8    Public Statements
SECTION 7.9    Accountants' Letters
SECTION 7.10   Indemnification of Certain Officers and Directors
SECTION 7.11   Employee Benefits

                            ARTICLE VIII

                             CONDITIONS

SECTION 8.1    Conditions to Each Party's Obligation to Effect the
               Merger
SECTION 8.2    Conditions to Obligation of Jensen to Effect the
               Merger
SECTION 8.3 Conditions to Obligation of Recoton and Acquisition Sub to Effect the Merger


                             ARTICLE IX

                  TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1    Termination
SECTION 9.2    Effect of Termination
SECTION 9.3    Amendment
SECTION 9.4    Waiver


                              ARTICLE X

                          GENERAL PROVISION

SECTION 10.1   Non-Survival of Representations, Warranties and
               Agreements
SECTION 10.2   Brokers
SECTION 10.3   Notices
SECTION 10.4   General Terms
SECTION 10.5   Interpretation
SECTION 10.6   Miscellaneous
SECTION 10.7   Counterparts
SECTION 10.8   Parties in Interest
SECTION 10.9   Right to Offset

                    AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of January 3, 1996 (the "Agreement"), by and between RECOTON CORPORATION, a New York corporation ("Recoton"), RC ACQUISITION SUB, INC., a Delaware corporation ("Acquisition Sub") and wholly-owned subsidiary of Recoton, and INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation ("Jensen").


                        W I T N E S S E T H:

  WHEREAS, the Boards of Directors of Recoton, Acquisition Sub and Jensen have approved the merger of Jensen with and into Acquisition Sub (the "Merger") pursuant to the terms and conditions set forth in this Agreement and the sole stockholder of Acquisition Sub has approved the Merger;

  WHEREAS, for federal income tax purposes, it is intended that Acquisition Sub and Jensen and their respective stockholders will recognize no gain or loss for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder as a result of the consummation of the Merger except with respect to stockholders who exercise dissenters' rights, or to the extent stockholders receive cash in lieu of fractional shares, the Per Share Cash Amount (as defined in Section 3.1) or a portion thereof; and

  WHEREAS, Jensen and Recoton simultaneously herewith have entered into an agreement (the "AR Agreement") by which Recoton has acquired a license to and an option to purchase, and Jensen has acquired an option to sell, the trademarks and associated copyrights and other intellectual properties of Jensen associated with the name "Acoustic Research" or "AR" (the "AR Rights"); and

  WHEREAS, Jensen and IJI Acquisition Corp. ("IJI") simultaneous herewith have entered into an agreement (the "OE Agreement") by which IJI has agreed to acquire the assets associated with the original equipment business of Jensen (the "Original Equipment Business") and assume related liabilities prior to the Effective Time (as defined in Section 1.2), which agreement Recoton has approved.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Recoton, Acquisition Sub and Jensen, intending to be legally bound hereby, agree as follows:

                              ARTICLE I

                             THE MERGER

   Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Delaware General Corporation Law (the "GCL") Jensen shall be merged with and into Acquisition Sub in accordance with this Agreement and the form of certificate of merger attached hereto as
Exhibit 1.1 (the "Certificate of Merger") and the separate existence of Jensen shall thereupon cease. Acquisition Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

  Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") after the Closing as a copy of the duly completed Certificate of Merger (the "Merger Filing") is delivered to the Secretary of State of the State of Delaware for filing and is filed by the Secretary of State of the State of Delaware or at such later time as the parties may agree to specify in the Certificate of Merger.

  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the GCL.

  Section 1.4 Closing. The closing (the "Closing ") of the transactions contemplated by this Agreement shall take place at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York on April 2, 1996 at 9:30 A.M. New York time, or, if later, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Acquisition Sub and Jensen shall agree (the "Closing Date").


                         ARTICLE II

                 THE SURVIVING CORPORATION

  Section 2.1 Certificate of Incorporation; Amendment. The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until amended in accordance with the provisions of the GCL, except that Article FIRST shall be amended as of and from the Effective Time to read "The name of the Corporation shall be "Recoton Audio Corporation."

  Section 2.2 By-Laws. The By-Laws of Acquisition Sub shall be the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving
Corporation and the GCL.

  Section 2.3 Directors and Officers. (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of the following persons:

                         Robert L. Borchardt
                         Joseph H. Massot
                         Stuart Mont
                         Robert G. Shaw
                         Marc T. Tanenberg


  (b)  At the Effective Time, the officers of the Surviving
Corporation shall be as follows:

                  Office                 Holder

                  Chairman               Robert L. Borchardt

                  President &            Robert G. Shaw
                  CEO

                  Vice President &       Marc T. Tanenberg
                  CFO

                  Secretary              Stuart Mont

                  Treasurer &            Joseph H. Massot
                  Assistant Secretary

                           ARTICLE III

                       CONVERSION OF SHARES

  Section 3.1   Conversion of Jensen Shares in the Merger.

  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Jensen except as set forth in this Section 3.1, subject to the other provisions of this Section 3.1, each share of common stock, par value $.01 per share, of Jensen ("Jensen Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and Dissenting Shares (as defined in Section 3.5)) shall be converted into either

       (i) the right to receive cash in the amount of $8.90
  (hereinafter the "Per Share Cash Amount");

       (ii) the right to receive such number of validly issued, fully paid and nonassessable Common Shares, $0.20 par value, of Recoton ("Recoton Common Stock") as shall be determined by dividing the Per Share Cash Amount by the Average Stock Price for Recoton Common Stock (as defined in Section 3.1(b)) (such number divided by one being referred to hereinafter as the "Exchange Ratio"); or

       (iii) the right to receive a combination of shares of Recoton Common Stock valued at the Average Stock Price and cash equal in the aggregate to the Per Share Cash Amount;

provided, however, that if the Average Stock Price is below $16.00, then the Acquisition Sub shall have the right at least three days prior to the meeting of the stockholders of Jensen being held to vote upon the Merger (the "Jensen Stockholders' Meeting") to elect to have each share of the Jensen Common Stock converted into the Per Share Cash Amount (such election, or an election pursuant to Section 3.1(i) or pursuant to Section 8.1(h) being hereinafter referred to as an "All-Cash Election"). At the Effective Time, all shares of Jensen Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 3.2(b)). The holders of certificates previously evidencing shares of Jensen Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of Jensen Common Stock except as otherwise provided herein or by law. Certificates previously evidencing shares of Jensen Common Stock shall be exchanged for (i) certificates evidencing whole shares of Recoton Common Stock issued in consideration therefor, (ii) the Per Share Cash Amount multiplied by the number of shares previously evidenced by the canceled certificate, or (iii) a combination thereof, in each case in accordance with the allocation procedures of this Section 3.1 and upon the surrender of such certificates in accordance with the provisions of Section 3.2, without interest. No fractional shares of Recoton Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2(e). The recipients of shares of Recoton Common Stock issued in accordance with this Section
3.1 shall also by receiving shares of Recoton Common Stock thereby receive an associated Common Stock purchase right pursuant to the Rights Agreement dated as of October 27, 1995, between Recoton and Chemical Mellon Shareholder Services, L.L.C.

  (b) The "Average Stock Price" shall mean the average of the per share closing prices of the Recoton Common Stock on the Nasdaq Stock Exchange ("Nasdaq") during the 20 consecutive trading days ending the fifth trading day prior to the Jensen Stockholders' Meeting, discarding the three highest and three lowest closing prices.

  (c) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Recoton Common Stock or Jensen Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio and the Per Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

  (d) Unless Recoton has made an All-Cash Election pursuant to Sections 3.1(a), 3(i), or 8.1(h) or otherwise elects pursuant to
Section 3.1(g) to increase the Target Stock Election Number (as defined below), the number of shares of Jensen Common Stock to be converted into the right to receive cash in the Merger (including Dissenting Shares and Fractional Shares) shall be 60% of the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time (the "Target Cash Election Number") and the number of shares of Jensen Common Stock to be converted into the right to receive Recoton Common Stock in the Merger shall be 40% of the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time (the "Target Stock Election Number").

  (e) Subject to the allocation and election procedures set forth in this Section 3.1, each record holder immediately prior to the Effective Time of shares of Jensen Common Stock will be entitled (i) to elect to receive cash for all of such shares (a "Cash Election") or (ii) to elect to receive Recoton Common Stock for all of such shares (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Recoton Common Stock for such shares (a "Non-Election"). All such elections shall be made on a form designed for that purpose (a "Form of Election"). Holders of record of shares of Jensen Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Jensen Common Stock held by such Representative for a particular beneficial owner.

  (f) If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Target Cash Election Number, all shares of Jensen Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Jensen Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Recoton Common Stock, and each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Target Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Recoton Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

  (g) If the aggregate number of Stock Election Shares exceeds the Target Stock Election Number, Recoton shall have the right to elect to increase the Target Stock Election Number up to an amount equal to the aggregate number of Stock Election Shares. If the aggregate number of Stock Election Shares exceeds the Target Stock Election Number and Recoton does not elect to increase the Target Stock Election Number up to the aggregate number of Stock Election Shares, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and each Stock Election Share shall be converted into the right to receive (i) a number of shares of Recoton Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Target Stock Election Number (as increased pursuant to Recoton's election, if applicable) and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

  (h) If neither Section 3.1(f) nor Section 3.1(g) is applicable (including, by reason of an election by Recoton to increase the Target Stock Election Number), all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Recoton Common Stock, and each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the amount by which the Target Cash Election Number exceeds the total number of Cash Election Shares and the denominator of which shall be amount by which (A) the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time exceeds (B) the sum of the total number of Cash Election Shares and the total number of Stock Election Shares and (ii) a number of shares of Recoton Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

  (i) Notwithstanding the foregoing, if the difference between the Average Share Price for Recoton Common Stock and the actual share price for Recoton Common Stock as of the Effective Time would render the Merger ineligible for treatment as a reorganization under Sections 368(a)(1)(A) and 368(a)(1)(D) of the Code, Recoton shall immediately prior to the Effective Time elect in writing either to
(1) issue shares of Recoton Common Stock in lieu of payments of the Per Share Cash Amount as shall be required to achieve such tax treatment (the methodology for such election being substantially as set forth in Section 3.1(f)) or (2) make an All-Cash Election on the terms set forth in Section 3.1(a).

  (j) Elections shall be made by holders of Jensen Common Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Jensen Common Stock as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). Recoton will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Recoton (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Recoton nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 3.1 and all such computations shall be conclusive and binding on the holders of Jensen Common Stock, absent manifest error.

  (k) For the purposes hereof, a holder of Jensen Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If Recoton or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall for purposes hereof, be deemed to have made a Non-Election.

  (l) Jensen shall use its best efforts to mail the Form of Election to all persons who become holders of Jensen Common Stock during the period between the record date for the Jensen Stockholders' Meeting and 10:00 a.m. New York time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Jensen Common Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline.

  (m) Each share of Jensen Common Stock held in the treasury of Jensen and each share of Jensen Common Stock owned by Recoton or any direct or indirect wholly owned subsidiary of Recoton or of Jensen immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

  3.2  Exchange of Certificates.

  (a) Exchange Agent. Promptly after completion of the allocation and election procedures set forth in Section 3.1, but prior to the Effective Time, Recoton or Acquisition Sub shall deposit, or shall cause to be deposited, with a bank or trust company designated by Recoton (the "Exchange Agent"), for the benefit of the holders of shares of Jensen Common Stock, for exchange in accordance with this
Article III, through the Exchange Agent, (i) certificates evidencing such number of shares of Recoton Common Stock equal to (x) the Exchange Ratio multiplied by (y) the Target Stock Election Number and
(ii) cash in the amount equal to the Per Share Cash Amount multiplied by the Target Cash Election Number, including an amount as estimated by the Exchange Agent as necessary to pay for Fractional Shares minus an amount equal to the Dissenting Shares multiplied by the Per Share Cash Amount (such certificates for shares of Recoton Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"); provided, however, that should Acquisition Sub make an All-Cash Election, Recoton or Acquisition Sub only shall deposit in the Exchange Fund cash in the amount equal to the number of shares of Jensen Common Stock outstanding multiplied by the Per Share Cash Amount and provided, further, that the cash and Recoton Common Stock to be deposited in the Exchange Fund shall be adjusted as necessary to reflect any adjustments pursuant to Section 3.1(i). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Recoton Common Stock and cash out of the Exchange Fund in accordance with Section 3.1. Except as contemplated by Section 3.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to promptly mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Jensen Common Stock (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Recoton Common Stock or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent (or, in lieu thereof delivery to the Exchange Agent of an appropriate affidavit of loss and such other documents as may be required under Section 3.2(i)) together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive, and shall instruct the Exchange Agent to promptly deliver, in exchange therefor (A) certificates evidencing that number of whole shares of Recoton Common Stock which such holder has the right to receive in respect of the shares of Jensen Common Stock formerly evidenced by such Certificate in accordance with Section 3.1, (B) cash to which such holder is entitled to receive in accordance with
Section 3.1, (C) cash in lieu of fractional shares of Recoton Common Stock to which such holder is entitled pursuant to Section 3.2(e) and
(D) any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) (the shares of Recoton Common Stock, dividends, distributions and cash described in clauses (A),
(B), (C) and (D) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Jensen Common Stock which is not registered in the transfer records of Jensen, a certificate evidencing the proper number of shares of Recoton Common Stock and/or cash may be issued and/or paid in accordance with this
Article III to a transferee if the Certificates evidencing such shares of Jensen Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

  (c) Recoton Distribution with Respect to Unsurrendered Certificates of Jensen. No dividends or other distributions declared or made after the Effective Time with respect to Recoton Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Recoton Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate or complies with Section 3.2(i). Subject to the effect of applicable laws, following surrender of any such Certificate or compliance with
Section 3.2(i), there shall be paid to the holder of such Certificates promptly (i) the Merger Consideration and (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Recoton Common Stock and, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Recoton Common Stock. No interest shall be paid on the Merger Consideration or any dividends or other distributions.

  (d) No Further Rights in Jensen Common Stock. All shares of Recoton Common Stock issued and cash paid upon conversion of the shares of Jensen Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Jensen Common Stock.

  (e) No Fractional Shares. (i) No certificates or scrip evidencing fractional shares of Recoton Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Recoton. In lieu of any such fractional shares, each holder of Jensen Common Stock upon surrender of a Certificate for exchange pursuant to this Section 3.2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the Average Stock Price by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Jensen Common Stock then held of record by such holder).

       (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Jensen Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Jensen Common Stock subject to and in accordance with this Agreement.

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Jensen Common Stock for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Jensen Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration to which they are entitled.

  (g) No Liability. Neither Recoton nor the Surviving Corporation shall be liable to any holder of shares of Jensen Common Stock for any such shares of Recoton Common Stock or cash (or dividends or distributions with respect thereto) from the Exchange Fund delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (h) Withholding Rights. Recoton and/or the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Jensen Common Stock such amounts as Recoton and/or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Recoton and/or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Jensen Common Stock in respect of which such deduction and withholding was made by Recoton and/or the Surviving Corporation.

  (i) Lost Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (which determination may be delegated to the Exchange Agent), the posting by such person of a bond in such amount as the Surviving Corporation or such Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

  Section 3.3 Stock Transfer Books. At the Effective Time, the stock transfer books of Jensen shall be closed and there shall be no further registration of transfers of shares of Jensen Common Stock thereafter on the records of Jensen. On or after the Effective Time, any certificates presented to the Exchange Agent, Recoton or the Surviving Corporation for any reason shall be converted into the Merger Consideration.

  Section 3.4  Stock Options and Other Rights.

  (a) At the Effective Time, each outstanding option to purchase shares of Jensen Common Stock (a "Jensen Stock Option") issued pursuant to the Jensen Stock Option Plan (1989), the Jensen 1991 Stock Incentive Plan and the 1994 Jensen Stock Option and Purchase Plan for Non-Employee Directors (together, the "Jensen Stock Option Plans") shall be assumed by Recoton with each such option becoming fully exercisable upon the Merger to the extent so required by the applicable plan. Except for any such acceleration of the exercisability of the Jensen Stock Options as provided in the preceding sentence, each Jensen Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Jensen Stock Option, the same number of shares of Recoton Common Stock as the holder of the Jensen Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and received in the Merger such number of shares of Recoton Common Stock equal to the number of shares of Jensen Common Stock represented by such Jensen Stock Option multiplied by the Exchange Ratio, at a price per share equal to (y) the aggregate exercise price for the shares of Jensen Common Stock otherwise purchasable pursuant to such Jensen Stock Option divided by (z) the number of full shares of Recoton Common Stock deemed purchasable pursuant to such Jensen Stock Option.

  (b) As soon as practicable after the Effective Time, Recoton shall deliver to the holders of Jensen Stock Options appropriate notices setting forth such holders' rights pursuant to the Jensen Stock Option Plans and the agreements evidencing the grants of such Jensen Stock Options shall continue in effect on the same terms and conditions (subject to the adjustment required by this Section 3.4 after giving effect to the Merger and the assumption by Recoton as set forth above and until otherwise determined). Recoton shall comply with the terms of the Jensen Stock Option Plans with respect to the Jensen Stock Options.

  (c) Pursuant to Section 3.2 of the 1994 Stock Option and Purchase Plan For Non-Employee Directors (the "Jensen Directors Plan"), certain directors of Jensen ("Deferred Holders") have elected to defer the receipt of shares of Jensen Common Stock ("Deferred Shares") owed to them in lieu of directors' fees pursuant to the Jensen Directors Plan. Immediately prior to the Effective Time, Jensen shall terminate each such director's right to receive the Deferred Shares, and in consideration thereof, Jensen shall make a cash payment to each Deferred Holder at the time provided in the final two sentences of this Section 3.4(c) (and subject, in the case of each such Deferred Holder, to the receipt from such Deferred Holder of a Cancellation Agreement, as that term is defined in the next sentence), in an amount equal to the number of Deferred Shares held by such Deferred Holder times the Per Share Cash Amount. Jensen shall use its best efforts to obtain from each Deferred Holder a written agreement substantially in the form of Exhibit 3.4 (a "Cancellation Agreement") prior to the Effective Time. A Deferred Holder who has delivered to Jensen a Cancellation Agreement prior to the Effective Time shall be paid pursuant to this Section 3.4(c) at or prior to the Effective Time. In the case of any Deferred Holder who does not deliver a Cancellation Agreement to Jensen prior to the Effective Time, Recoton shall cause the Surviving Corporation to pay such Deferred Holder after the Effective Time the amount to which the Deferred Holder is entitled pursuant to this Section 3.4(c) promptly after the receipt by the Surviving Corporation from the Deferred Holder of a Cancellation Agreement.

  Section 3.5 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Jensen Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the GCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Jensen Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Jensen Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, as if such shares of Jensen Common Stock were covered by Non-Elections, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Jensen Common Stock.


                        ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF Jensen

   Jensen represents and warrants to Recoton and Acquisition Sub as follows:

  Section 4.1  Organization and Qualification.   Jensen is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as it is now being
conducted.   Jensen is qualified to do business and is in good
standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Jensen Material Adverse Effect. For purposes of this Agreement, a Jensen Material Adverse Effect shall be a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of Jensen and its subsidiaries taken as a whole, excluding the Original Equipment Business (except that for purposes of determining whether a Jensen Material Adverse Effect arising out of the matters described in Section 4.17 has occurred, "Jensen Material Adverse Effect" shall mean potential liabilities and costs that reasonably may exceed $5,000,000). True and complete copies of Jensen's Certificate of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Recoton.

  Section 4.2 Jensen Common Stock. Jensen has 10,000,000 authorized shares of Common Stock, of which 5,714,799 shares are outstanding as of November 30, 1995, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.2 of the separate disclosure schedule executed and delivered by Jensen simultaneous with the execution and delivery of the Agreement ("Jensen's Disclosure Schedule"), as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Jensen to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Jensen or obligating Jensen or any subsidiary of Jensen to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement.

  Section 4.3 Subsidiaries. Each direct and indirect subsidiary of Jensen is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of such subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Jensen Material Adverse Effect. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule, all of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and those owned directly or indirectly by Jensen are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule or in Jensen's Annual Report on Form 10-K for the year ended February 28, 1995 or the exhibits and schedules thereto (the "Jensen 10-K" and, together with any reports filed by Jensen with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the Jensen 10-K and prior to the date of this Agreement, the "Jensen 1995 Reports"), Jensen owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of its subsidiaries. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any subsidiary of Jensen, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of Jensen's Disclosure Schedule sets forth a list of all material corporations, partnerships, joint ventures and other business entities in which Jensen or any of its subsidiaries directly or indirectly owns an interest and such subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

  Section 4.4 Authority; Non-Contravention; Approvals. (a) Jensen has full corporate power and authority to enter into this Agreement and, subject to Jensen Stockholders' Approval (as defined in Section 4.18) and the Jensen Required Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Jensen of the transactions contemplated hereby have been duly authorized by Jensen's Board of Directors, and no other corporate proceedings on the part of Jensen are necessary to authorize the execution and delivery of this Agreement and the consummation by Jensen of the transactions contemplated hereby, except for the Jensen Stockholders' Approval and the obtaining of the Jensen Required Approvals. This Agreement has been duly and validly executed and delivered by Jensen and constitutes a valid and legally binding agreement of Jensen enforceable against it in accordance with its terms.

       (b) Except as set forth in Section 4.4(b) of Jensen's Disclosure Schedule, the execution and delivery of this Agreement by Jensen does not, and the consummation by Jensen of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Jensen or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of Jensen or any of its subsidiaries, (ii) subject to obtaining the Jensen Required Approvals and the receipt of the Jensen Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Jensen or any of its subsidiaries or any of their respective properties or assets, or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Jensen or any of its subsidiaries is now a party or by which Jensen or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Jensen Material Adverse Effect.

       (c) Except for (i) the filings by Jensen required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any filings required by comparable European or European Community regulation ("EC Filings"), (iii) the filing of the Proxy Statement (as hereinafter defined) with the SEC pursuant to the Exchange Act, and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities and (iv) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Jensen Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Jensen or the consummation by Jensen of the transactions contemplated hereby.

  Section 4.5 Reports and Financial Statements; Derivative Transactions. Since February 28, 1995, Jensen and each of its subsidiaries required to make filings under the Securities Act, the Exchange Act and applicable state laws and regulations, as the case may be, have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Jensen's and its subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Jensen has previously delivered to Recoton true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Jensen or any of its subsidiaries with the SEC from February 28, 1992, until the date hereof, (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from February 28, 1992 until the date hereof and (c) all other reports or registration statements filed by Jensen with the SEC from February 28, 1992 until the date hereof (collectively, the "Jensen SEC Reports"), and (d) audited consolidated financial statements for the fiscal year ended February 28, 1995 and its unaudited consolidated financial statements for the nine months ended November 30, 1995 (the "Nine Month Jensen Financial Statements") (collectively the "1995 Jensen Financial Statements"). As of their respective dates, the Jensen SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Jensen included in the Jensen SEC Reports and the 1995 Jensen Financial Statements (collectively, the "Jensen Financial Statements") fairly present the financial position of Jensen and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.
Jensen and its subsidiaries do not, and will not, use any derivative financial instruments other than as disclosed in Section 4.5 of Jensen's Disclosure Schedule.

  Section 4.6 Absence of Undisclosed Liabilities. Except as set forth in Section 4.6 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, neither Jensen nor any of its subsidiaries had at February 28, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1995 Jensen Financial Statements or reflected in the notes thereto or (b) which were incurred after February 28, 1995, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Jensen Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

  Section 4.7 Absence of Certain Changes or Events. Except as set forth in Section 4.7 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, since February 28, 1995 there has not been any material adverse change in the business (including, without limitation, any actual or threatened loss of significant customers (excluding customers of the Original Equipment Business) or any cancellation or threatened cancellation of any orders with an aggregate value of $1,000,000 or more (excluding orders of the Original Equipment Business)), operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Jensen and its subsidiaries, taken as a whole (excluding the original equipment business), and Jensen and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

  Section 4.8 Litigation. Except as disclosed in the Jensen 1995 Reports, the 1995 Jensen Financial Statements, or Section 4.8 of Jensen's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Jensen, threatened, nor to the knowledge of Jensen are there any investigations or reviews pending or threatened, against, relating to or affecting Jensen or any of its subsidiaries, which, if adversely determined, would have a Jensen Material Adverse Effect; (b) there have not been any developments since the date of the Jensen 10-K with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, may have a Jensen Material Adverse Effect; and (c) except as contemplated by the Jensen Required Approvals, neither Jensen nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or may have a Jensen Material Adverse Effect.

  Section 4.9 Proxy Statement. The proxy statement to be distributed in connection with the Jensen Stockholders' Meeting (the "Proxy Statement") and which shall be included in the Registration Statement (as hereinafter defined) will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the Jensen Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of Jensen with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Jensen with respect to information supplied by Recoton or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

  Section 4.10  No Violation of Law.  Except as set forth in Section
4.10 of Jensen's Disclosure Schedule, neither Jensen nor any of its subsidiaries is in violation of, or, to the knowledge of Jensen, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except for violations which in the aggregate do not have a Jensen Material Adverse Effect. Jensen and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Jensen Government Approvals") necessary to conduct their businesses as presently conducted and, except as set forth in Section 4.10 of Jensen's Disclosure Schedule, all such Jensen Government Approvals shall be transferred to the Surviving Corporation.

  Section 4.11 Compliance with Agreements. Except as disclosed in the Jensen 1995 Reports, the Jensen 1995 Financial Statements or
Section 4.11 of Jensen's Disclosure Schedule, Jensen and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the respective charters or by-laws of Jensen or any of its subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Jensen or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (ii) of this Section
4.11 would have, in the aggregate, a Jensen Material Adverse Effect.

  Section 4.12 Taxes. (a) Jensen and its subsidiaries have duly filed with the appropriate federal, state, local, and foreign taxing authorities all tax returns required to be filed by them on or prior to the Effective Time and such tax returns are true and complete in all material respects, and duly paid in full or made adequate provision for the payment of all taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for taxes reflected in the Jensen balance sheets (x) as of February 28, 1995, contained in the Jensen 10-K, are adequate to cover all taxes for any period ending on or prior to February 28, 1995; and (y) as of August 31, 1995, contained in the Form 10-Q filed with the SEC on or about October 15, 1995 (the "Six Month 1995 Financial Statements"), are adequate to cover all taxes for any period ending on or prior to August 31, 1995; and (z) as of November 30, 1995, contained in the Nine Month Financial Statements are adequate to cover all taxes for any period ending on or prior to November 30, 1995. Except as set forth in Section 4.12 of Jensen's Disclosure Schedule, (i) there are no material liens for taxes upon any property or asset of Jensen or any subsidiary thereof, except for (x) liens for taxes not yet due and (y) any such liens for taxes shown on such Section 4.12 of Jensen's Disclosure Statement, which are being contested in good faith through appropriate proceedings; (ii) Jensen has not made any change in accounting method, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially and adversely affect Jensen in future periods; (iii) during the past three years neither Jensen nor any of its subsidiaries has received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to taxes of Jensen or any of its subsidiaries, except any such notice of deficiency, proposed deficiency or assessment which will not in the aggregate cause a Jensen Material Adverse Effect, and, any such deficiency or assessment shown on such Section 4.12 of Jensen's Disclosure Schedule has been paid or is being contested in good faith through appropriate proceedings; (iv) the income tax returns for Jensen and its subsidiaries are not currently the subject of any audit by the Internal Revenue Service (the "IRS") or any other national taxing authority, and such federal income tax returns have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal taxes for such periods have expired) for all periods through and including February 28, 1990, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid; (v) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes or deficiencies against Jensen or any of its subsidiaries, and no power of attorney granted by either Jensen or any of its subsidiaries with respect to any taxes is currently in force; and
(vi) neither Jensen nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes. Neither Jensen nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. Except as set forth on Section 4.12(b) of Jensen's Disclosure Schedule, Jensen will not have any carryovers subject to limitation under Section 382 or Section 383 of the Code immediately after the Merger. Jensen and its subsidiaries, in accordance with Section 482 of the Code, properly conducted intercompany pricing studies for the tax year ended February 1995, and is conducting such study in a timely manner with respect to the tax year ending February 1996.

  (b) The term "tax" shall include any tax, assessment, levy, impost, duty, or withholding of any nature now or hereafter imposed by a government authority and any interest, additional tax, deficiency, penalty, charge or other addition thereon, including without limitation any income, gross receipts, profits, franchise, sales, use, property (real and personal), transfer, payroll, unemployment, social security, occupancy and excise tax and customs duty. The term "return" shall include any return, declaration, report, estimate, information return and statement required to be filed with or supplied to any taxing authority in connection with any taxes.

  Section 4.13 Customs. Except as set forth in the Jensen 1995 Reports or in Section 4.13 of Jensen's Disclosure Schedule, Jensen and its subsidiaries have at all times been in compliance with all requirements administered and enforced by the U.S. Customs Service, including, but not limited to the classification, valuation, and marking of articles imported into the United States in a way so as not to give rise to a Jensen Material Adverse Effect.

  Section 4.14 Employee Benefit Plans; ERISA. (a) Section 4.14 of Jensen's Disclosure Schedule lists all material employee benefit plans, employment contracts or other arrangements for the provision of benefits for employees or former employees of Jensen and its subsidiaries (other than its foreign subsidiaries as to which such disclosure shall be provided within ten business days after the date hereof and as to which the agreements, plans, contracts, or other arrangements thereof shall not be unduly burdensome or out of the ordinary), and, except as set forth in Section 4.14(a) of Jensen's Disclosure Schedule, neither Jensen nor its subsidiaries have any commitment to create any additional plan, contract or arrangement or to amend any such plan, contract or arrangement so as to increase benefits thereunder, except as required under existing collective bargaining agreements. Section 4.14(a) of Jensen's Disclosure
Schedule identifies all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering current or former employees of Jensen and its subsidiaries (the "Jensen Plans"), other than Jensen Plans which are described in Jensen 1995 Reports or the Proxy Statement for the 1995 Annual Meeting of Stockholders of Jensen. A true and correct copy of each of the employee benefit plans, employment contracts and other arrangements for the provision of benefits for employees and former employees of Jensen and its subsidiaries described in the Jensen SEC Reports, the Jensen Plans listed on Section 4.14(a) of Jensen's Disclosure Schedule, except for any multiemployer plans, and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements), each as will be in effect at the Effective Time, has been provided to Recoton. In the case of any employee benefit plan, employment contract or other benefit arrangement which is not in written form, an accurate description of such plan, contract or arrangement as will be in effect at the Effective Time has been provided to Recoton. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each such Jensen plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded plan, Jensen Plan, or benefit arrangement has been provided to Recoton by Jensen, and there have been no material changes in the financial condition in the respective plans, Jensen Plans or benefit arrangements from that stated in such annual report and actuarial reports.

       (b) Except as disclosed in the Jensen 1995 Reports or as set forth in Section 4.14(b) of Jensen's Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the Jensen Plans which, assuming that the taxable period of such transaction expired as of the date hereof, could subject Jensen or its subsidiaries to a material tax or penalty under Section 502(i) of ERISA or Section 4975 of the Code; (ii) no liability (except for premiums due) has been or is expected to be incurred by Jensen or any of its subsidiaries under Title IV of ERISA with respect to any of the Jensen Plans or with respect to any ongoing, frozen or terminated "single employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or by any entity which is considered a single employer with Jensen under
Section 4001 of ERISA or Section 414 of the Code (a "Jensen ERISA Affiliate"); (iii) all amounts which Jensen or its subsidiaries are required to pay as contributions to the Jensen Plans have been timely made or have been reflected in the Jensen Financial Statements; (iv) none of the Jensen Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions used in the Plan's most recent actuarial valuation) under each of the Jensen Plans which is subject to Title IV of ERISA did not exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount disclosed in the Jensen 10-K as of February 28, 1995; (vi) each of the Jensen Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, the reporting and disclosure requirements of Part 1 of Subtitle I of ERISA and the group health plan continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA; (vii) each of the Jensen Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and Jensen is not aware of any circumstances likely to result in revocation of any such determination; (viii) there are no material pending, threatened or anticipated claims involving any of the Jensen Plans other than claims for benefits in the ordinary course; (ix) no notice of a "reportable event" within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived has been required to be filed for any of the Jensen Plans; (x) neither Jensen nor any of its subsidiaries is a party to, nor participates or has any liability or contingent liability with respect to, any multiemployer plan (regardless of whether based on contributions of a Jensen ERISA affiliate); and (xi) neither Jensen nor its subsidiaries has any liability or contingent liability for retiree life and health benefits under any of the Jensen Plans other than statutory liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, except as set forth on Section 4.14(b) of Jensen's Disclosure Schedule.

       (c) Except as set forth in Section 4.14(c) of Jensen's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will accelerate benefits or any payments under any Jensen employee agreement, plan or arrangement.

  Section 4.15  Material Defaults.  Except as set forth on Section
4.15 of Jensen's Disclosure Schedule, neither Jensen nor its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which Jensen or any of its subsidiaries is a party or by which Jensen or any of its subsidiaries or the assets, business, or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Jensen Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

  Section 4.16 Labor Matters. Except as set forth on Section 4.16 of Jensen's Disclosure Schedule, there are no material controversies pending or, to the knowledge of Jensen, threatened between Jensen or its subsidiaries and any representatives of its employees, and, to the knowledge of Jensen, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Jensen or its subsidiaries. Jensen and its subsidiaries have complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and no person has, to the knowledge of Jensen, asserted that Jensen or its subsidiaries are is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

  Section 4.17  Environmental Matters.

  (a)  Except as set forth in the Jensen 1995 Reports or in Section
4.17 to Jensen's Disclosure Schedule, Jensen and its subsidiaries have complied in all respects with all Environmental Laws (as defined below in this Section). Jensen and its subsidiaries have obtained and will maintain through the Closing Date all permits, licenses, certificates and other authorizations which are required with respect to its operation under any Environmental Laws and all such permits, licenses, certificates and other authorizations are listed on Section
4.17 to Jensen's Disclosure Schedule.

  (b)  Except as set forth in the Jensen 1995 Reports or in Section
4.17 to Jensen's Disclosure Schedule, Jensen and its subsidiaries are in compliance in all respects with all permits, licenses and authori-zations required by any Environmental Laws, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered, against Jensen thereunder. All products manufactured and services provided by Jensen or its subsidiaries prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in compliance with all Environmental Laws applicable thereto. Jensen has hereto delivered to Buyer true and complete copies of all environmental studies made in the last ten years relating to the business or assets of Jensen and its subsidiaries.

  (c) Except as set forth in the Jensen 1995 Reports or Section 4.17 to Jensen's Disclosure Schedule, there is no pending or, to Jensen's knowledge, threatened civil, criminal or administrative Action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to Jensen or its subsidiaries, their business or assets, the products they have manufactured or the services they have provided relating in any way to any Environmental Laws or any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered against Jensen or its subsidiaries thereunder.

  (d)  Except as set forth in the Jensen 1995 Reports or in Section
4.17 to Jensen's Disclosure Schedule, there are no past or present (or, to the knowledge of Jensen, anticipated) events, conditions, circumstances, activities, practices, incidents, Actions or plans which may interfere with or prevent compliance or continued compliance by Jensen or its subsidiaries with any Environmental Laws or with any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered against Jensen or its subsidiaries thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by Jensen or its subsidiaries of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

  (e) Except as set forth in Section 4.17 to the Jensen Disclosure Schedule and except in accordance with a valid governmental permit, license, certificate or approval listed in Section 4.17 to Jensen's Disclosure Schedule there has been no emission, spill, release or discharge by Jensen or its subsidiaries, from any of their assets, from any site at which any of such assets are or were located, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such assets of any toxic or hazardous substances or wastes used, stored, generated, treated or disposed at or from any of such assets (any of which events is here-inafter referred to as "Hazardous Discharge").

  (f) Prior to the Closing Date, there shall not occur any Hazardous Discharge (except in accordance with a valid governmental permit, license, certificate or approval listed in Section 4.17 to Jensen's Disclosure Schedule).

  (g) The term "Environmental Laws" means all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated under the Environmental Laws, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "hazardous substances or wastes" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C Section 1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
42 U.S.C. Section 9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Sec-tion 3001 of the Resource Conservation and Recovery Act ("RCRA"),
42 U.S.C. Section 6901 et seq.; (iv) any toxic pollutant listed under Sec-tion 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and
(vii) waste oil.

  (h) Notwithstanding anything in the foregoing to the contrary, the representations and warranties contained in this Section 4.17 shall be deemed to be true and correct unless the aggregate exposure to Recoton, Acquisition Sub and/or the Surviving Corporation of undisclosed and disclosed liabilities which have either arisen or which may arise under the Environmental Laws exceeds $5 million.

  Section 4.18 Certain Business Practices. As of the date of this Agreement, except for such action which would not have a Jensen Material Adverse Effect, neither Jensen nor any of its subsidiaries not any directors, officer, agents, or employees of Jensen or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

  Section 4.19 No Excess Parachute Payments. Sections 4.14(a), 4.14(b), and 4.14(c) of Jensen's Disclosure Schedule set forth all written contracts, arrangements, or undertakings (excluding Jensen Stock Options (as defined in Section 3.4)) pursuant to which any person may receive any amount or entitlement from Jensen or the Surviving Corporation or any of their respective subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions being contemplated by this Agreement. Except as set forth in Section 4.14(c) of Jensen's Disclosure Schedule, no person is entitled to receive any additional payment from Jensen, the Surviving Corporation, their respective subsidiaries, or any other person (a "Parachute Gross-Up Payment") in the event that the 20 percent parachute excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of Jensen has not during the six months prior to the date of this Agreement granted to any officer, director, or employee of Jensen any right to receive any Parachute Gross-Up Payment.

  Section 4.20 Trademarks, etc. Section 4.20 of Jensen's Disclosure Schedule sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks, and registered copyrights and applications therefor owned, used, or filed by or licensed to Jensen and its subsidiaries ("Intellectual Property Rights") and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Section 4.20 of Jensen's Disclosure Schedule, the Intellectual Property Rights which are trademark or copyright registrations and issued patents are valid and in good standing, and are owned by Jensen, free and clear of all liens, encumbrances, equities, or claims and, along with applications therefor, are not involved in any interferences, litigations, oppositions, or cancellation proceedings. Jensen or its subsidiaries owns or has the right to use, without payment to any other party, the patents, trademarks, trade names, service marks, copyrights, and applications therefor referred to in such Schedule or otherwise used by Jensen or its subsidiaries, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. Except as set forth in Section 4.20 to Jensen's Disclosure Schedule, Jensen is not a licensor or licensee in respect of any Intellectual Property Rights, nor has it granted any rights thereto or interest therein to any person or entity. Except as set forth in Section 4.20 of Jensen's Disclosure Schedule, no claims are pending or threatened by any person with respect to the ownership, validity, enforceability, or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims reasonably could be expected to have a Jensen Material Adverse Effect. Jensen shall make all required filings to ensure the continued validity and enforceability of its Intellectual Property Rights up to the Effective Time.

  Section 4.21 Jensen Stockholders' Approval. Jensen will take all necessary action so that stockholder approval of this Agreement and the transactions contemplated hereby, including the Merger, will require the affirmative vote of (i) a majority of the outstanding shares of Jensen Common Stock, and (ii) a majority of the outstanding shares of Jensen Common Stock which are voted at the Jensen Stockholders' Meeting other than shares held directly or indirectly by Robert G. Shaw.

  Section 4.22 State Takeover Statutes. The Board of Directors of Jensen has approved the Merger. The Certificate of Incorporation of Jensen expressly elects not to be governed by Section 203 of the GCL.


                            ARTICLE V

                  REPRESENTATIONS AND WARRANTIES
                  OF ACQUISITION SUB AND RECOTON

  Acquisition Sub and Recoton hereby jointly and severally represent and warrant to Jensen as follows:

  Section 5.1 Organization and Qualification. Acquisition Sub and Recoton are each corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power and authority to own, lease and operate their assets and properties and to carry on their businesses as they are now being conducted. Acquisition Sub and Recoton are each qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by each or the nature of the businesses conducted by each makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Recoton Material Adverse Effect. For purposes of this Agreement, a Recoton Material Adverse Effect shall be a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of Recoton and its subsidiaries taken as a whole. True and complete copies of Acquisition Sub's and Recoton's Certificate of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Jensen. Recoton directly owns and has the power to vote all of the outstanding capital stock of Acquisition Sub, and, as the sole stockholder of Acquisition Sub, has approved this Merger Agreement and the transactions contemplated hereunder.

  Section 5.2 Recoton Common Stock. Recoton has 25,000,000 authorized shares of Common Stock, of which 11,163,390 shares are outstanding as of December 31, 1995. Acquisition Sub holds, or by the Effective Time shall hold, a number of shares of Recoton Common Stock sufficient to convert Jensen Common Stock to Recoton Common Stock pursuant to Article III, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.2 of the separate disclosure schedule executed and delivered by Recoton and Acquisition Sub simultaneous with the execution and delivery of this Agreement ("Recoton's Disclosure Schedule") or in Recoton's Annual Report on Form 10-K for the year ended December 31, 1994 and the exhibits and schedules thereto (the "Recoton 10-K" and, together with any reports filed by Recoton with the SEC under the Exchange Act after the Recoton 10-K and prior to the date of this Agreement, the "Recoton 1994-5 Reports") or any of the Recoton 1994-5 Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies and other commitments, understandings, restrictions and arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Recoton to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Recoton or obligating Recoton or any subsidiary of Recoton to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. The shares of Recoton Common Stock to be issued to stockholders of Jensen in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and each certificate evidencing such shares shall contain a notation incorporating by reference that certain Rights Agreement dated as of October 27, 1995 between Recoton and Chemical Mellon Shareholder Services L.L.C.

  Section 5.3 Authority; Non-Contravention; Approvals. (a) Recoton and Acquisition Sub have full corporate power and authority to enter into this Agreement and the Recoton Required Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby have been duly authorized by Recoton's and Acquisition Sub's Boards of Directors, and no other corporate proceedings on the part of Recoton and Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby except for the obtaining of the Recoton Required Approvals. This Agreement has been duly and validly executed and delivered by Recoton and Acquisition Sub, and, assuming the due authorization, execution and delivery hereof by Jensen, constitutes a valid and legally binding agreement of Recoton and Acquisition Sub enforceable against them in accordance with its terms.

       (b) Except as set forth in Section 5.3(b) of Recoton's Disclosure Schedule, the execution and delivery of this Agreement by Recoton and Acquisition Sub does not, and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Recoton or Acquisition Sub or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of Recoton or any of its subsidiaries, (ii) subject to obtaining the Recoton Required Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Recoton or any of its subsidiaries or any of their respective properties or assets, and
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Jensen or any of its subsidiaries is now a party or by which Jensen or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Recoton Material Adverse Effect.

       (c) Except for (i) the filings by Recoton, Acquisition Sub and Jensen required by Title II of the HSR Act, (ii) any EC Filings,
(iii) the filing of the Registration Statement (as hereinafter defined) with the SEC pursuant to the Securities Act, and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities, (iv) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (v) the listing with Nasdaq of the additional shares of Recoton Common Stock to be issued in the Merger (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Recoton Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Recoton or Acquisition Sub or the consummation by Recoton or Acquisition Sub of the transactions contemplated hereby, other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Recoton Material Adverse Effect.

  Section 5.4 Reports and Financial Statements. Since December 31, 1994, Recoton and each of its subsidiaries required to make filings under the Securities Act, the Exchange Act and applicable state laws and regulations, as the case may be, have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Recoton's and its subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.
Recoton has previously delivered to Jensen true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Recoton or any of its subsidiaries with the SEC from December 31, 1991 until the date hereof, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) and actions by written consent in lieu of a shareholders' meeting from December 31, 1991 until the date hereof and (c) all other reports or registration statements filed by Recoton or its subsidiaries with the SEC from December 31, 1991, until the date hereof (collectively, the "Recoton SEC Reports") and (d) audited consolidated financial statements of Recoton for the fiscal year ended December 31, 1994 and its unaudited consolidated financial statements for the nine months ended September 30, 1995 (the "1994-95 Recoton Financial Statements"). As of their respective dates, the financial statements of Recoton included in the Recoton SEC Reports and the 1994-95 Recoton Financial Statements (collectively, the "Recoton Financial Statements") fairly present the financial position of Recoton and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

  Section 5.5 Absence of Undisclosed Liabilities. Except as set forth in Section 5.5 of Recoton's Disclosure Schedule or in the Recoton 1994-5 Reports, neither Recoton nor any of its subsidiaries had at December 31, 1994, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1994-1995 Recoton Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1994, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Recoton Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

  Section 5.6 Absence of Certain Changes or Events. Except as set forth in Section 5.6 of Recoton's Disclosure Schedule or in the Recoton 1994-95 Reports, since December 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Recoton and its subsidiaries, taken as a whole, and Recoton and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

  Section 5.7 Registration Statement. The Prospectus forming part of the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Recoton for the purpose of registering the shares of Recoton Common Stock to be issued in the Merger, including Recoton Common Stock that may be issued upon the exercise of Jensen Stock Options after the Effective Time (the "Registration Statement") will not at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Registration Statement or any amendment or supplement thereto. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Recoton with respect to information supplied by Jensen or its representatives specifically for inclusion therein.

  Section 5.8 No Violation of Law. Except as disclosed in the Recoton 1994-5 Reports or set forth in Section 5.8 of Recoton's Disclosure Schedule, neither Recoton nor any of its subsidiaries is in violation of, or, to the knowledge of Recoton, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except for violations which in the aggregate do not have a Recoton Material Adverse Effect. Recoton and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consent and approvals necessary to conduct their businesses as presently conducted.

                             ARTICLE VI

               CONDUCT OF BUSINESS PENDING THE MERGER

  Section 6.1 Conduct of Business by Jensen Pending the Merger. Except as set forth in Section 6.1 of Jensen's Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Recoton shall otherwise agree in writing (it being agreed, however, that Jensen shall be solely responsible for its operations and those of its subsidiaries in accordance with the provisions of this Agreement), Jensen shall and shall cause each of its subsidiaries, to:

         (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend their respective charters or by-laws; (ii) split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; or
  (iii) knowingly take any action which would result in a failure to maintain the trading of Jensen Common Stock on Nasdaq;

         (c) not (i) except for the issuance of shares of Common Stock upon the exercise of currently outstanding Jensen Stock Options, authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, (ii) except for the sale of the assets associated with the Original Equipment Business as described in
  Section 8.3(f) and the sale of the AR Rights pursuant to the AR Agreement, sell (including, without limitation, by sale/leaseback), pledge, dispose of, license or encumber any material assets (including without limitation intellectual property), or any interests therein, other than in the ordinary course of business and consistent with past practice; (iii) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock, other than in accordance with the governing terms of such securities or (y) long-term debt, other than as required by the governing instruments relating thereto; (iv) take or fail to take any action which action or failure to take action would cause Acquisition Sub, Jensen or their respective stockholders (except to the extent that any stockholders perfect dissenters' rights under Delaware law, or receive cash in lieu of fractional shares or receive the Per Share Cash Amounts) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that Jensen or any of its subsidiaries, after consulting with Recoton, may take any of the actions otherwise prohibited by this Section 6.1(c) if counsel to Jensen advises the Board of Directors of Jensen or any of its subsidiaries that the failure to take such action or actions might reasonably subject Jensen's or any of its subsidiaries' directors to liability for breach of their fiduciary duties;

         (d) use their best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with them;

         (e) confer on a regular and frequent basis with one or more representatives of Recoton to discuss operational matters of materiality and the general status of ongoing operations;

         (f) promptly notify Recoton of any significant changes in the business, properties, assets, financial condition, or results of operations or prospects of Jensen or its subsidiaries taken as a whole (excluding the Original Equipment Business);

         (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

         (h) not, directly or indirectly, through any officer, director, employee, representative, agent, or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, or any merger or other business combination with, Jensen or any of its subsidiaries, other than with respect to the Original Equipment Business or the transactions contemplated hereby (collectively, a "Jensen Acquisition Transaction"); provided, however, that Jensen or any of its subsidiaries may take any of the actions otherwise prohibited by this Section 6.1(h) if counsel to Jensen advises the Board of Directors of Jensen or any of its subsidiaries that the failure to take such action or actions might reasonably subject Jensen's or any of its subsidiary's directors to liability for breach of their fiduciary duties; and provided, further however, that notwithstanding the foregoing sentence, (a) following receipt of a bona fide unsolicited written offer to consummate a Jensen Acquisition Transaction, Jensen may take and disclose to Jensen's stockholders the position of the Board of Directors of Jensen contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to its stockholders,
  (b) Jensen may furnish or cause to be furnished information concerning its business, properties or assets to a third party, and
  (c) Jensen may engage in discussions or negotiations with a third party concerning a Jensen Acquisition Transaction provided that Jensen shall notify Recoton promptly (orally and in writing) of any such offer;

         (i) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except with the prior written approval of Recoton;

         (j) not adopt, enter into or amend any bonus, profit sharing, compensation (except ordinary course salary adjustments consistent with historic practice), stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof, except with the prior written approval of Recoton;

         (k) maintain with financially responsible insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and customary for companies engaged in the business engaged in by Jensen and its subsidiaries;

         (l) not introduce any new product or plan which would substantially increase the risk exposure of Jensen and its subsidiaries taken as a whole;

         (m) not enter into any material arrangement, agreement, or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on Jensen or substantially less advantageous to Jensen than arrangements, agreements, or contracts existing on the date hereof;

         (n) not establish any new lines of credit or other credit facilities or incur any indebtedness other than pursuant to existing credit facilities except for trade liabilities incurred in the ordinary course of business; and

         (o) not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article IV untrue or incorrect in any material respect as of the time of the Closing.

  Section 6.2 Site Testing and Evaluation. Prior to the later of March 1, 1996 or the date of the Proxy Statement (which Recoton may cause to be delayed if it is still conducting its study and testing), Recoton may at its own expense perform or have performed such environmental site inspections and reasonable testing relating to the real property owned or operated by Jensen or its subsidiaries as it may deem appropriate. If based upon the written reports of independent environmental consultants, Recoton determines in its sole and reasonable discretion that the results of the inspections or tests performed indicate that any of such property or a number of such properties is, or that there is a material risk that such property(ies) may be, contaminated in a way as to give rise to possible liability, contingent or otherwise, under the Environmental Laws in an aggregate amount of $5,000,000 or greater, Recoton may terminate this Agreement by notice to Jensen prior to the date of the Proxy Statement.


                             ARTICLE VII

                        ADDITIONAL AGREEMENTS

  Section 7.1 Access to Information. (a) Jensen and its subsidiaries shall afford to Recoton and Acquisition Sub and its accountants, counsel, and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and to their customers, vendors, employees, consultants and professional advisors and, during such period, shall furnish promptly to Recoton and Acquisition Sub (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and (ii) all other information concerning their respective businesses, properties and personnel as Acquisition Sub may reasonably request; provided, however, that no investigation pursuant to this Section 7.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Jensen and its subsidiaries shall promptly advise Recoton and Acquisition Sub in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Jensen Material Adverse Effect.

  (b) Recoton and its subsidiaries shall afford to Jensen and its accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to Jensen (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ and (ii) all other information concerning their respective businesses, properties and personnel as Jensen may reasonably request; provided, however, that no investigation pursuant to this Section 7.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Recoton and its subsidiaries shall promptly advise Jensen in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Recoton Material Adverse Effect.

  (c) Any information received pursuant to Sections 7.1(a) and 7.1(b) above shall be considered Evaluation Material (as defined in the letter agreements dated August 21, 1995 and October 16, 1995, as applicable (the "Confidentiality Agreements"), between Recoton and Jensen, and such information shall be held in confidence by Recoton, Acquisition Sub and Jensen in accordance with the terms of the Confidentiality Agreements.

  Section 7.2 Registration Statement and Proxy Statement. Recoton shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement (in which the Proxy Statement shall be included) and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Jensen shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement. Recoton shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Recoton Common Stock in the Merger; provided, however, that with respect to such blue sky qualifications neither Recoton nor Jensen shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in any jurisdiction (other than Delaware) where any such entity is not now so subject, except as to matters and transactions relating to or arising solely from the offer and sale of Recoton Common Stock. Recoton and Jensen shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Recoton and Jensen, respectively, (and by their auditors, attorneys, financial advisors or other consultants or advisors) to the other for use in the Registration Statement and Proxy Statement shall be true and complete in all material respects without omission of any material fact which is required to make such information not false or misleading.

  Section 7.3  Stockholders' Approval.  Subject to the provisions of
Section 6.1(h) and 9.1(e) Jensen shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at the Jensen Stockholders' Meeting to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of Jensen under applicable law, shall use its best efforts to obtain stockholder approval (the "Jensen Stockholders' Approval") of this Agreement and the transactions contemplated hereby in accordance with Section 4.21. Subject to the fiduciary duties of the Board of Directors of Jensen under applicable law and the provisions of Section 6.1(h) and 9.1(e), Jensen shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

  Section 7.4 Compliance with the Securities Act. Jensen shall use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (an "Affiliate"), of Jensen to deliver to Recoton and Jensen on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Recoton Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Recoton, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-merger combined operations of Recoton and Jensen have been filed with the SEC, sent to shareholders of Recoton or otherwise publicly issued.

  Section 7.5 Nasdaq Listing. Recoton shall use its best efforts to obtain the listing on Nasdaq, at or before the Effective Time of the additional shares of Recoton Common Stock to be issued pursuant to the Merger.

  Section 7.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

  Section 7.7 Agreement to Cooperate. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Delaware state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the provisions of Sections 6.1(h) and 9.1(e) and to the requisite votes of the stockholders of Jensen. Each party hereto agrees to allow the other to review each regulatory filing made by such party prior to the filing thereof during the term of this Agreement.

  Section 7.8 Public Statements. The parties shall release a press release immediately upon the signing of this Agreement in the form set forth as Exhibit 7.8 to this Agreement. None of the parties hereto shall issue any press release or make any other public statements, in each case relating to or connected with or arising out of this Agreement or the matters contained therein, without obtaining the prior written approval of the other parties to the contents and the manner of presentation and publication thereof, provided, however, that nothing herein shall prevent any party from making any disclosures required by applicable law or regulation (including regulation of the SEC and the NASD).

  Section 7.9 Accountants' Letters. Each of Recoton and Jensen shall use its best efforts to cause to be delivered to the other letters of Cornick Garber & Sandler, L.L.P., independent auditors for Recoton, and Coopers and Lybrand, independent auditors for Jensen, respectively, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Effective Time (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Registration Statement, which letters shall be in customary form and substance reasonably satisfactory to the addressee.

  Section 7.10  Indemnification of Certain Officers and Directors.
(a) To the extent permitted by applicable law, Recoton and Acquisition Sub agree that all rights to indemnification from Jensen or any subsidiary of Jensen now existing in favor of the directors, officers, employees or agents of Jensen and any subsidiary of Jensen as provided in their respective certificates of incorporation or charters, as the case may be, or by-laws, as in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect and be honored by Recoton, Acquisition Sub and the Surviving Corporation for a period of not less than five years from the Effective Time; provided, however, that in the event any claim or claims are asserted or made within such five-year period, all such rights shall continue until final disposition of any such claim or claims.

  (b) Recoton and Acquisition Sub will use their best efforts, and will cause the Surviving Corporation to use its best efforts, to cause to be maintained in effect a tail, for not less than three years from the Effective Time, on the current policies of directors' and officers' liability insurance maintained by Jensen and the subsidiaries of Jensen (provided that the Surviving Corporation or Acquisition Sub may substitute therefor policies of at least the same level of coverage containing terms and conditions which are in the aggregate no less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to and including the Effective Time. Notwithstanding the foregoing, neither Recoton, Acquisition Sub nor the Surviving Corporation shall be required to expend in excess of $150,000 in the aggregate pursuant to this Section 7.10(b).

  Section 7.11 Employee Benefits. For a period of one year after the Effective Time, the Surviving Corporation shall make available to the current employees of Jensen, so long as such persons continue after the Effective Time to hold positions as employees with the Surviving Corporation, the same employee benefits that are currently in effect at Jensen, or similar employee benefits on substantially the same terms and conditions that Recoton may make available to its own employees, including, but not limited to, health care and life insurance, pension and retirement benefits and vacation and sick pay. Thereafter, the Surviving Corporation shall provide a benefits package at least comparable to the benefit package provided by Recoton to its own employees. Recoton and the Surviving Corporation shall use their best efforts to insure that employees of the Surviving Corporation shall not be subject to any waiting periods or pre-existing condition restrictions under employee benefit plans offered by Recoton or the Surviving Corporation to the extent that such periods are longer or such periods impose a greater limitation than the period or limitations imposed under employee benefit plans currently offered by Jensen. Employees of the Surviving Corporation shall be given credit for prior service with Jensen for purposes of crediting periods of service for eligibility and vesting of all such substitute employee benefits offered by Recoton or the Surviving Corporation.


                            ARTICLE VIII

                             CONDITIONS

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Jensen pursuant to Section 4.21;

         (b) The additional shares of Recoton Common Stock issuable in the Merger shall have been authorized for listing on Nasdaq;

         (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any EC Filings shall have been made and no additional requirements relating thereto shall be applicable;

         (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

         (e) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted);

         (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger or that would have a material adverse effect on the prospects of the Surviving Corporation;

         (g) All governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a material adverse effect on the prospects of the Surviving Corporation;

         (h) Jensen shall have received an opinion, and such opinion shall not have been withdrawn at or prior to the Effective Time, of a firm of professionals which is qualified to render tax opinions in reorganizations under Section 368(a) (and has rendered such opinions in other comparable reorganizations of public companies) which firm of professionals is reasonably satisfactory to both Jensen and Recoton, which opinion Recoton shall be allowed to rely upon, subject to customary assumptions and based on representations of Jensen, Jensen Stockholders and Recoton and Acquisition Sub dated the date of the Proxy Statement, to the effect that Acquisition Sub and Jensen and their respective shareholders (except to the extent any stockholders have perfected dissenters' rights under Delaware law or Jensen stockholders have received (i) cash in lieu of fractional shares or (ii) the Per Share Cash Amount or portion thereof) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and that the transaction qualifies as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; provided, however, that if such opinion in form reasonably satisfactory to Jensen and Recoton has not been received by the date of the Proxy Statement or is withdrawn prior to the Effective Time, Recoton shall have the right to make an All-Cash Election, in which case the condition set forth in this Section 8.1(h) shall be deemed satisfied; and

         (i) Jensen shall have received letters from Lehman Brothers dated the date of this Agreement and the date of the Proxy Statement (or such other dates reasonably acceptable to Jensen and Recoton), which letters shall be of the opinion that (1) the Merger Consideration is "fair from a financial point of view" to Jensen's stockholders; and (2) that the proceeds received by Jensen from the sale of the assets of the Original Equipment Business are "fair from a financial point of view" to Jensen.

  Section 8.2  Conditions to Obligation of Jensen to Effect the
Merger. The obligation of Jensen to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Acquisition Sub and Recoton shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Acquisition Sub and Recoton contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, and Jensen shall have received a certificate of the President and the Chief Operating Officer of each of Acquisition Sub and Recoton to that effect;

         (b) Jensen shall have received an opinion addressed to Jensen from Stroock & Stroock & Lavan, counsel to Recoton and Acquisition Sub, or other counsel reasonably acceptable to Jensen, dated the Closing Date, substantially in the form set forth in Exhibits 8.2(b);

         (c)  Jensen shall have received the letters of Cornick
  Garber & Sandler, L.L.P. contemplated by Section 7.9;

         (d)  Since the date hereof, no Recoton Material Adverse
  Effect shall have occurred; and

         (e)  Recoton shall have deposited the Recoton Common
  Stock and cash into the Exchange Fund in accordance with Section 3.2(a) and the Exchange Agent shall have delivered to Jensen a certificate acknowledging receipt of such stock and cash.

  Section 8.3 Conditions to Obligation of Recoton and Acquisition Sub to Effect the Merger. The obligation of Recoton and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) Jensen shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Jensen contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, and Recoton and Acquisition Sub shall have received a Certificate of the President and the Chief Financial Officer of Jensen to that effect;

         (b) Recoton and Acquisition Sub shall have received an opinion from Vedder, Price, Kaufman & Kammholz, counsel to Jensen, or other counsel reasonably acceptable to Recoton and Acquisition Sub, dated the Closing Date, substantially in the form set forth in
  Exhibit 8.3(b);

         (c) The Affiliate Agreements required to be delivered to Acquisition Sub pursuant to Section 7.4 shall have been furnished as required by Section 7.4;

         (d) Recoton and Acquisition Sub shall have received the letters of Coopers & Lybrand contemplated by Section 7.9;

         (e)  Since the date hereof, no Jensen Material Adverse
  Effect shall have occurred;

         (f) The closing of the sale of the assets of the Original Equipment Business pursuant to the OE Agreement shall have occurred prior to the Effective Time;

         (g) Recoton shall not have elected to terminate due to the results of the inspections or tests performed in accordance with
  Section 6.2;

         (h) The number of shares of Recoton Common Stock to be issued in the Merger shall not equal or exceed 20% of the Recoton Common Stock outstanding prior to the Effective Time;

         (i) The number of Dissenting Shares shall not exceed 10% of the Jensen Common Stock outstanding; and

         (j) Recoton and Acquisition Sub shall have received letters from Furman Selz Incorporated, dated the date of this Agreement and the Effective Date of the Registration Statement (or such other dates reasonably acceptable to Recoton), which letters shall be of the opinion that the Merger Consideration is "fair from a financial point of view" to Recoton.


                             ARTICLE IX

                  TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Jensen or Acquisition Sub:

         (a) by mutual written consent of Acquisition Sub and Jensen; or

         (b) by either Acquisition Sub or Jensen if (i) the Merger shall not have been consummated on or before June 30, 1996 (the "Termination Date"), (ii) the requisite vote of the stockholders of Jensen to approve this Agreement pursuant to Section 8.1(a) and the transactions contemplated hereby shall not be obtained at the Jensen Stockholders' Meeting, or any adjournments thereof, (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Acquisition Sub and Jensen to consummate the transactions contemplated hereby, shall have determined not to grant its consent and any appeals of such determination shall have been taken and have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the prospects of the Surviving Corporation and any appeals from such imposition shall have been taken and have been unsuccessful, or (iv) any court of competent jurisdiction in the United States, or any state or any country in which there is a subsidiary of Jensen, shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; or

         (c) by Acquisition Sub (i) if the Board of Directors of Jensen shall have withdrawn or modified in a manner adverse to Acquisition Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby or shall have failed to reaffirm such approval or recommendation upon Acquisition Sub's request, or shall have resolved to do any of the foregoing,
  (ii) if Jensen or any of the other persons or entities described in
  Section 6.1(c) or 6.1(h) shall take any of the actions that would be proscribed by Section 6.1(c) or 6.1(h) but for the proviso therein allowing certain actions to be taken if required by fiduciary duty upon advice of counsel, (iii) if there has been (x) a material breach of any covenant or agreement herein on the part of Jensen which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or (y) a representation or warranty of Jensen herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date or (iv) if (x) Jensen enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Recoton or Acquisition Sub whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of Jensen, whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise (other than with regard to the Original Equipment Business) or (y) any third party commences a tender or exchange offer for 25% or more of Jensen's Common Stock and Jensen's Board of Directors does not recommend, or ceases to recommend, to Jensen's stockholders that they reject such offer; or

         (d) by Jensen if there has been (x) a material breach of any covenant or agreement herein on the part of Acquisition Sub or Recoton which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach or (y) a representation or warranty of Recoton or Acquisition Sub herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date; or

         (e) automatically, if the Jensen Board of Directors shall recommend a Jensen Acquisition Transaction or authorize or approve the entering into by Jensen of a Jensen Acquisition Transaction.

Notwithstanding the foregoing, if prior to the Closing Date, (i) any preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued, and remains in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted); (ii) any action shall have been taken, or any statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger or that would have a material adverse effect on the prospects of the Surviving Corporation; or
(iii) any governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall not have been obtained or not be in effect at the Effective Time on terms and conditions that would not have a material adverse on the prospects of the Surviving Corporation, the Termination Date shall be extended at the option of any party hereto for a period of up to 120 days. If, at the end of such 120-day period, the matters referred to in (i), (ii) or (iii) shall not have been satisfied to each party's reasonable satisfaction, either party may terminate this Agreement pursuant to the applicable provisions of this Section 9.1.

  Section 9.2  Effect of Termination.

  (a) In the event of termination of this Agreement by either Recoton, Acquisition Sub or Jensen as provided in Section 9.1 or any breach of any party or any failure of condition giving rise to a right to terminate this Agreement, there shall be no liability on the part of either Jensen or Recoton or Acquisition Sub or their respective officers or directors except as set forth in this Section
9.2 or in Section 7.1(c).

  (b) If this Agreement is terminated pursuant to (i) Section 9.1(b)(i) due to failure to satisfy the conditions set forth in
Section 8.1(a), 8.1(h) (if caused by Jensen's willful act), 8.1(i) (if caused by Jensen's willful act), 8.3(a) due to failure to obtain officer's certificate under circumstances in which Jensen has otherwise performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and in which the representations and warranties of Jensen contained in this Agreement are true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, 8.3(b) (if caused by Jensen's willful act), 8.3(c) (if caused by Jensen's willful act) or 8.3(d) (if caused by Jensen's willful act), (ii) Section 9.1(b)(ii),
(iii) Section 9.1(c)(i), (iv) Section 9.1(c)(ii), (v) Section 9.1.(c)(iii)(x) (if caused by Jensen's willful act), (vi) Section 9.1(c)(iv) or (vii) Section 9.1(e), then Jensen shall pay Recoton $6,000,000.

  (c)  If this Agreement is terminated pursuant to (i) Section
9.1(b)(i) due to failure to satisfy the conditions set forth in
Section 8.1(c) or 8.3(f) or (ii) Section 9.1(b)(iii) (but only if the condition set forth in Section 8.1(c) is the basis for the termination under Section 9.1(b)(iii)), then Jensen shall pay Recoton $1,500,000.

  (d)  If this Agreement is terminated pursuant to (i) Section 6.2 or
(ii) Section 9.1(b)(i) due to failure to satisfy a condition set forth in Section 8.1(b), 8.1(d), 8.1(e), 8.1(f), 8.1(g), 8.1(h)
(unless caused by Jensen's willful act), 8.1(i) (unless caused by Jensen's willful act), 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.3(a)
due to failure to obtain officer's certificate except under the circumstances set forth in Section 9.2(b), 8.3(b) (unless caused by Jensen's willful act), 8.3(c) (unless caused by Jensen's willful act), 8.3(d) (unless caused by Jensen's willful act), 8.3(e), 8.3(g), 8.3(h), 8.3(i) or 8.3(j), (iii) Section 9.1(b)(iii) (other than under the circumstances set forth in Section 9.2(c)(ii)), (iv) Section 9.1(b)(iv), (v) Section 9.1(c)(iii)(x) (unless caused by Jensen's wilful act), (vi) Section 9.1(c)(iii)(y), or (vii) Section 9.1(d), no payment shall be due from Jensen, Recoton or Acquisition Sub.

  (e) The agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages or other appropriate payments and not a penalty. If a party fails promptly pay to perform in accordance with
Article IX, such party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to enforce the terms of this Agreement. Payments by Jensen under this Section shall be made within five business days after termination of this Agreement.

  Section 9.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the stockholders of Jensen, but, after any such approval, no amendment shall be made which (a) changes the Exchange Ratio or Per Share Cash Amount or (b) changes any of the other principal terms of this Agreement, in each case, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that waiver of compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of the parties.


                              ARTICLE X

                         GENERAL PROVISIONS

  Section 10.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement shall survive the Merger, except for the agreements contained in this Section 10.1, Article III, and in Sections 2.3, 7.1(c), 7.6, 7.8, 7.10, 7.11, and Article IX. This Section 10.1
shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

  Section 10.2 Brokers. Jensen represents and warrants that, except for its investment banking firm, Lehman Brothers, whose fee arrangement has been disclosed to Recoton prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Jensen. Acquisition Sub and Recoton represent and warrant that, except for its investment banking firm, Furman Selz Incorporated, whose fee arrangement has been disclosed to Jensen prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquisition Sub.

  Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)  If to Acquisition Sub or Recoton, to:

            c/o Recoton Corporation
            2950 Lake Emma Road
            Lake Mary, FL  32746
            Attn: Stuart Mont, Chief Operating Officer

       with a copy to:

            Stroock & Stroock & Lavan
            7 Hanover Square
            New York, NY  10004
            Attn: Theodore S. Lynn, Esq.

  (b)  If to Jensen, to:

            International Jensen Incorporated
            25 Tri-State International Office Center
            Suite 400
            Lincolnshire, Illinois  60069
            Attn: Marc T. Tanenberg, Chief Financial Officer

       with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North La Salle Street
            Chicago, IL 60601-1003
            Attn:  John R. Obiala, Esq.


  Section 10.4 General Terms. The following definitions shall apply to the extent not otherwise defined, or used in capitalized form, in this Agreement:

  (a) The terms "agreements" and "contracts" shall include any contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding, commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

  (b) The term "approval" shall include any consent, waiver, license, permit, certificate or authorization.

  (c) The term "breach" shall include any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

  (d) The term "governmental authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

  (e) The term "law" shall mean, unless specifically stated otherwise herein, means laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and government policies.

  (f) The terms "liability" and "liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, duties or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured.

  (g) The term "person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other legal body thereof.

  (h) The term "subsidiary" shall include each entity controlled by Jensen.

  (i) The term "transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term
"transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

  Section 10.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  Section 10.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) together with the Confidentiality Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law) and service of process may be made upon any party by using the notification procedure set forth in Section 10.3; (e) references to Exhibits and Schedules shall be references to the exhibits of, and schedules, to this Agreement. Such Exhibits and Schedules form an integral part of this Agreement and are hereby incorporated in this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

  Section 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.

  Section 10.9 Right to Offset. Payments due under this Agreement or any other agreements or obligation between Recoton (or any affiliate thereof) and Jensen (or any affiliate thereof) may, at the election of either party, be set off against each other including by way of (but not limited to) cancellation of outstanding notes.


       IN WITNESS WHEREOF, Recoton, Acquisition Sub and Jensen have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                         RECOTON CORPORATION


                        By:/s/ Stuart Mont
                           Stuart Mont
                           Executive Vice President -
                           Operations & Chief Operating Officer


                         RC ACQUISITION SUB, INC.


                         By:/s/Stuart Mont
                            Stuart Mont
                            Secretary


                         INTERNATIONAL JENSEN INCORPORATED


                        By:/s/Marc T. Tanenberg
                           Marc T. Tanenberg
                           Vice President &

                           Chief Financial Officer

                                EXHIBIT 10.1 TO RECOTON
                                FORM 8-K FOR EVENT
                                OCCURRING JANUARY 3, 1996



                  EXCLUSIVE WORLD-WIDE LICENSE AND
      OPTION TO SELL AND OPTION TO PURCHASE PROPRIETARY RIGHTS


  THIS AGREEMENT made by and entered into as of the 3rd day of January, 1996, by and between International Jensen Incorporated, a Delaware corporation, with its principal place of business at 25 Tri-State International Office Center, Suite 400, Lincolnshire, IL 60069 ("Jensen") and Recoton Corporation, a New York corporation, with its principal place of business at 2950 Lake Emma Road, Lake Mary, FL 32746 ("Recoton").

                      W I T N E S S E T H:

  WHEREAS, Jensen is the owner of the trademarks "Acoustic Research" and "AR" and certain other trademarks (registered or unregistered), trademark applications, service marks, trade names, copyrights, trade secrets, and similar intangible rights associated with such trademarks, including the marks and other rights described on Exhibit "A", and the good will associated therewith, whether or not reflected on the books and records of Jensen (collectively, the "Intellectual Property Rights"); and

  WHEREAS, Recoton desires to obtain a license to, and acquire an option to purchase, the Intellectual Property Rights and acquire possession thereof in accordance with the terms and conditions hereinafter set forth; and

  WHEREAS, Jensen desires to grant a license to, and acquire an option to sell, the Intellectual Property Rights and convey possession thereof in accordance with the terms and conditions hereinafter set forth.

  NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties mutually agree as follows:

  (a)  License of Proprietary Rights.

       (a) Jensen herewith grants to Recoton an exclusive worldwide license of the Intellectual Property Rights (the "License") in consideration of a payment of $10,000 per month (the "License Fee") by Recoton to Jensen during the term of the License. The License shall commence upon the date hereof and expire upon the earlier of
(i) the Effective Time as defined in the Plan and Agreement of Merger between, inter alia, Recoton and Jensen dated the date hereof (the "Merger Agreement") or (ii) the date of the exercise of either the Purchase Option (as defined below) or the Sale Option (as defined below) (the Purchase Option and the Sale Option sometimes being referred to collectively as the "Options") or (iii) the first anniversary of this Agreement (the "Termination Date").

  (b)  Option to Purchase and Option to Sell the Proprietary Rights.

       (a) Jensen herewith grants to Recoton an option to purchase all of the Intellectual Property Rights on a world-wide basis from Jensen (the "Purchase Option"), exercisable by Recoton on at least five days prior written notice given at any time after the date hereof such that the purchase shall occur at a time stated (the "Purchase Date") prior to the Termination Date. In consideration of the grant of the Purchase Option, Recoton shall pay Jensen a fee of $4,000 per month from the date hereof until exercise of either of the Options or until the Termination Date.

       (b) Recoton herewith grants to Jensen an option to sell all of the Intellectual Property Rights on a world-wide basis to Recoton (the "Sale Option"), exercisable by Jensen at any time after the termination of the Merger Agreement and before the Termination Date. The sale shall occur on the later of the fifth business day following the day upon which the Merger Agreement is terminated or the second business day following the exercise of the Sale Option (the "Purchase Date"). In consideration of the grant of the Purchase Option, Jensen shall pay Recoton a fee of $4,000 per month from the date hereof until exercise of either of the Options or until the Termination Date.

       (c) On the Purchase Date, Recoton shall pay to Jensen $6 million (the "Purchase Price") by wire transfer or by certified check and Jensen shall execute and deliver to Recoton the Assignment of Trademarks and Assignment of Copyrights and, if applicable, the Assignment of Patents attached hereto as Exhibits "B", "C" and "D" respectively. All assets of Jensen other than the Intellectual Property Rights are specifically excluded from the assets subject to the Options.

  (c) Extension of Term of License and Options. If any dispute should arise between Jensen and Recoton during the term of the License or the Option regarding or otherwise affecting the ability of Recoton or Jensen to exercise one or both of the Options, or regarding the validity of the License, the License shall remain in full force and effect notwithstanding any such dispute, and the License and the Options shall otherwise continue on the terms and conditions set forth herein, until the earlier of resolution of such dispute by the parties or the expiration of 30 days following the time within which to appeal any final judgement in any litigation arising from such dispute has lapsed (the "Extended Termination Date") and all references herein to the Termination Date shall be deemed references to the Extended Termination Date.

  (d) Effect of Termination of License and Options. If the License should terminate other than pursuant to exercise of the Options or effectiveness of the merger pursuant to the Merger Agreement, Recoton shall cease manufacturing products bearing the licensed trademarks and refrain from further use of the Intellectual Property Rights; provided, however, that Recoton shall, for a period of 12 months following the date of said termination have the right to continue to sell products manufactured prior to such termination bearing the licensed trademarks and use related advertising, promotion and packaging materials on a non-exclusive basis.

  (e)  Terms of License or Sale

       (a) The Intellectual Property Rights are being licensed or, if either of the Options is exercised, sold by Jensen to Recoton free and clear of all debts, mortgages, pledges, liens (including without limitation federal, state, and local tax liens), taxes, claims, defaults, assessments, fines, penalties, charges, security interests, encumbrances, options or other restrictions (whether matured or unmatured) (together, the "Restrictions").

       (b) Jensen shall pay any applicable sales, gains, documentary, use, filing, transfer and similar taxes payable as a result of the licensing or, if either of the Options is exercised, sale of the Intellectual Property Rights and file all appropriate returns related thereto. Recoton shall reasonably cooperate in the preparation of such returns, if necessary and, if required, sign such returns if true and complete. All taxes on, or measured by, the net income or revenues of Recoton or Jensen (including, without limitation, income, gross receipts, and net-worth taxes) imposed or levied by, or payable to, any federal, state, or local taxing authority shall be paid or payable by the party upon which such taxes are imposed or levied.

       (c) Jensen shall promptly execute and deliver from time to time at the request and expense of Recoton all such further instruments and further assurances as may be required in order to effect the license to, or, if either of the Options is exercised, the sale to, Recoton of, and the right to use and enjoy, the Intellectual Property Rights.

       (d) During the term of the License, the nature and quality of all products manufactured by Recoton bearing the licensed trademark shall conform to the quality of those speakers and consumer electronic products, as appropriate, currently held in the inventory of Jensen which use the Acoustic Research brand.

  (f) Representations and Warranties of Jensen. Jensen represents and warrants to Recoton as follows:

       (a) Jensen has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize such execution and delivery; this Agreement has been, and the other agreements to be executed pursuant to this Agreement by Jensen will be, duly executed and delivered by Jensen; and this Agreement is a valid and binding agreement, and all such agreements will be valid and binding agreements, of Jensen enforceable in accordance with the terms thereof.

       (b) Neither the execution and delivery of this Agreement nor the performance of its terms will conflict with, be a breach of, or constitute a default under, any agreement or instrument to which Jensen is a party.

       (c) To the best of Jensen's knowledge, the Intellectual Property Rights which are trademark or copyright registrations are valid, in good standing, and are not involved in any interferences, litigation, oppositions, or cancellation proceedings, and are owned by Jensen, free and clear of all liens, encumbrances, equities, or claims. Jensen owns or has the right to use, without payment to any other party, trademarks, trade names, service marks, copyrights and applications therefor referred to in such Exhibit A (all of which are being licensed herewith), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. Jensen has no patents or patent rights which are currently used in connection with the Intellectual Property Rights. Jensen is not a licensor or licensee in respect of any Intellectual Property Rights, nor has it granted any rights thereto or interest therein to any person or entity. No claims are pending or threatened by any person with respect to the ownership, validity, enforceability, or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing.

  (g) Representations and Warranties of Recoton. Recoton represents and warrants to Jensen as follows:

       (a) Recoton has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize such execution and delivery; this Agreement has been, and the other agreements to be executed pursuant to this Agreement by Recoton will be, duly executed and delivered by Recoton; and this Agreement is a valid and binding agreement, and all such agreements will be valid and binding agreements, of Recoton enforceable in accordance with the terms thereof.

       (b) Neither the execution and delivery of this Agreement, nor the performance of its terms, will conflict with, be a breach of or constitute a default under any agreement or instrument to which Recoton is a party.

  (h)  Entire Agreement.   This Agreement constitutes the entire
agreement between the parties with respect to the subject matter contained herein and no modification or addition hereto shall be binding unless in writing and signed by both parties.

  (i) Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective heirs, representatives and permitted assigns.

  (j) Expenses. Except as otherwise provided in this Agreement, Jensen and Recoton shall pay their own expenses incidental to the carrying out of this Agreement, including all fees and expenses of counsel and accountants.

  (k) General Laws; Service of Process. This Agreement shall be governed by the laws of the State of New York without reference to its choice-of-law rules. Service of process may be made upon each of the parties hereto by using the notification procedure set forth in
Section 15.

  (l) Survival. All warranties, representations, and covenants made by each party in or pursuant to this Agreement shall survive for the benefit of the other parties notwithstanding the significance thereof or any examination, examination opportunity or knowledge (whether implied or actual).

  (m) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

  (n) Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

  (o) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)  If to Recoton, to:

                 c/o Recoton Corporation
                 2950 Lake Emma Road
                 Lake Mary, FL  32746
                 Attn: Stuart Mont, Chief Operating Officer

       with a copy to:

                 Stroock & Stroock & Lavan
                 7 Hanover Square
                 New York, NY  10004
                 Attn: Theodore S. Lynn, Esq.

  (b)  If to Jensen, to:

                 International Jensen Incorporated
                 25 Tri-State International Office Center
                 Suite 400
                 Lincolnshire, IL 60069
                 Attn:  Marc T. Tanenberg

       with a copy to:

                 Vedder, Price, Kaufman & Kammholz
                 222 North LaSalle Street
                 Chicago, IL 60601-1003
                 Attn:  John R. Obiala, Esq.

Notice of any change in any such address shall be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the Party entitled to receive such notice. Notice shall be effective upon receipt.

  (p) Further Assurances. Recoton and Jensen shall execute all documentation necessary or appropriate to effect the agreements set forth in this Agreement, including without limitation any assignment of patents or patent rights if the representation regarding the lack of patents made in Section 6(c) is incorrect.

  (q) Assignment. No party may assign its rights or obligations hereunder without the written consent of the other parties.

  (r) Exhibits. References to Exhibits and Schedules shall be references to the exhibits of, and schedules, to this Agreement. Such Exhibits and Schedules, whether attached to or provided subsequent to the execution of, this Agreement form an integral part of this Agreement and are hereby incorporated in this Agreement.

  (s) Enforceability. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

  (t) Costs of Collection. Each party shall pay all costs of litigation, including reasonable attorney's fees, incurred by the other party in successfully enforcing any provision of this Agreement.

  (u) Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

  (v) Right to Offset. Payments due under this Agreement or any other agreements between Recoton (or any affiliate thereof) and Jensen (or any affiliate thereof) may, at the election of either party, be set off against each other including by way of (but not limited to) cancellation of outstanding notes. If the provisions of
Section 3 hereof are applicable and the terms of the License and Options are extended thereunder, payments otherwise due from Jensen (or any affiliate thereof) to Recoton (or any affiliate thereof) at any time up to the amount of the Purchase Price shall not be due and payable until the earlier of payment of the Purchase Price by Recoton to Jensen or the Termination Date.



  IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the 3rd day of January, 1996.


                           INTERNATIONAL JENSEN INCORPORATED
Witnesses:

James E. Sula                   By:  /s/Marc T. Tanenberg
                                Marc T. Tanenberg
                                Vice President and Chief
                                Financial Officer



                           RECOTON CORPORATION


Robert L. Borchardt             By:  /s/Stuart Mont
                                Stuart Mont
                                Executive Vice President
                                and Chief Operating Officer

                                  EXHIBIT A


TRADEMARKS REGISTRATIONS

  Trademark           Country     Registration No.

  Acoustic Research   United States  1,778,708
  AR                  United States  1,430,911
  AR                  United States    927,195


       Additional trademarks are on attachment.


UNREGISTERED TRADEMARKS

  None

COPYRIGHT REGISTRATIONS AND APPLICATIONS

  None

                                EXHIBIT 10.2 TO RECOTON
                                FORM 8-K FOR EVENT
                                OCCURRING JANUARY 3, 1996


                       SHAREHOLDERS' AGREEMENT


  SHAREHOLDERS' AGREEMENT, dated as of January 3, 1996 (the
"Agreement") among Recoton Corporation, a New York corporation (the "Company"), and Robert G. Shaw ("Shaw") and Robert L. Borchardt, a shareholder of the Company, as the initial holder of the proxy granted pursuant to Section 3 hereof.

  WHEREAS, simultaneously with the execution of this Agreement, International Jensen Incorporated ("Jensen"), RC Acquisition Sub, Inc. ("Acquisition Sub") and the Company have entered into a Merger Agreement dated as of January 2, 1996 (the "Merger Agreement") pursuant to which Jensen shall be merged into Acquisition Sub as of the Effective Time (as defined in the Merger Agreement) if the conditions set forth in the Merger Agreement are satisfied;

  WHEREAS, Shaw currently holds approximately 2,096,854 shares of the Common Stock, $0.01 par value, of Jensen ("Jensen Stock");

  WHEREAS, Shaw may acquire Common Shares, par value $.20 per share, of the Company (the "Common Stock") in the conversion of his shares of Jensen Stock; and

  WHEREAS, the Company and Shaw desire to establish in this Agreement certain terms and conditions of Shaw's relationship with the Company.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereto agree as follows:

  1.   Representations and Warranties.

       (a)  The Company represents and warrants to Shaw as follows:

            (i) The Company has full power and authority to execute, deliver and perform this Agreement;

            (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (z) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

            (iii) The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under the Company's Certificate of Incorporation, By-Laws or any material agreement to which it is a party or by which it or its property is bound.

       (b)  Shaw represents and warrants to the Company as follows:

            (i) He has full power and authority to execute, deliver and perform this Agreement;

            (ii) This Agreement has been duly and validly authorized, executed and delivered by him and constitutes a valid and binding obligation of his, enforceable against him in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (z) any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

            (iii) The execution, delivery and performance of this Agreement by him does not violate or conflict with or constitute a default under any material agreement to which he is a party or by which he or his property is bound; and

            (iv) As of the date hereof, neither he nor any of his "controlled affiliates" (as defined below) beneficially owns any shares of Common Stock (or any options, warrants, rights or other securities exercisable for, exchangeable for or convertible into shares of Common Stock, whether immediately or after the passage of time (collectively, "Conversion Securities")) other than shares to be issued pursuant to the Merger Agreement.

       (c) As used in this Agreement, the term "controlled affiliate" means any corporation, partnership or other entity or person that or who is "controlled by," "controlling" or "under common control with" (as such terms are defined under Rule 405 under the United States Securities Act of 1933, as amended (the "Securities Act")) the applicable party.

  2.   Term of Agreement; Voting Securities.

       (a) Subject to the provisions of Section 6 hereof, the term of this Agreement (the "Term") shall commence at the Effective Time and run for a period equal to the time which Shaw is an employee of Recoton or any subsidiary thereof plus two years (but in no event in excess of ten years). If the Merger Agreement shall be terminated prior to the Effective Time this Agreement shall be of no force and effect.

       (b)  For the purposes of this Agreement, the term "Voting
Securities" shall mean all securities of the Company entitled to vote generally in the election of directors of the Company or on issues submitted to the shareholders of the Company.

  3. Voting and Other Rights. Shaw shall during the Term (a) use reasonable efforts to be present and cause his controlled affiliates to be present, in person or represented by proxy, at all shareholder meetings of the Company, so that all Voting Securities beneficially owned by him and his controlled affiliates shall be counted for the purpose of determining the presence of a quorum for such meetings; and (b) vote, and cause to be voted by his controlled affiliates, all Voting Securities beneficially owned by him or his controlled affiliates (i) in favor of all matters proposed by the Board of Directors of the Company (the "Board") and presented to the Company's shareholders, (ii) consistent with the recommendation of the Board on all other matters as to which the Board shall take a position and
(iii) for all nominees for Directors of the Company recommended by the Board. To effect the foregoing agreement, Shaw hereby grants to Robert L. Borchardt so long as he is an officer of Recoton, and, if he no longer an officer of Recoton, to Stuart Mont so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton to Peter Wish so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton, to George Calvi so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton, to such officer or officers as may be designed by the Board of Directors of Recoton from time to time, an irrevocable proxy, coupled with an interest, to vote all Voting Securities beneficially owned by him consistent with this Section 3.

  4. Acquisition of Voting Securities. During the Term, Shaw shall not, and shall cause each of his controlled affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, any Voting Securities or Conversion Securities unless Shaw causes such Voting Securities or Conversion Securities to become subject to the terms of this Agreement; provided, however, that Shaw may acquire Voting Securities and/or Conversion Securities pursuant to stock options or stock bonus plans of the Company.

  5. Certain Prohibited Actions. During the Term, without the prior written consent of the Company duly authorized by the Board or except as otherwise required or authorized by this Agreement, Shaw will not, and will cause each of his controlled affiliates not to, singly or as part of a "group," directly or indirectly, through one or more intermediaries (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Voting Securities (including by the execution of actions by written consent), or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange
Act) with respect to the Company or seek to advise or influence any person or entity with respect to the voting of any Voting Securities other than consistent with any proxy solicitation on behalf of the Board of Directors of the Company; (ii) initiate, propose or participate in the solicitation of shareholders for the approval of, one or more shareholder proposals with respect to the Company (as described in Rule 14a-8 under the Exchange Act) or induce any other individual or entity to initiate any shareholder proposal relating to the Company; (iii) form, join, influence or participate in a "group," act in concert with any other person or entity or otherwise become a "person," for the purpose of taking any other actions prohibited under this Section 5 or any other provision of this Agreement; (iv) make any proposal or, except as may be required by law, any public announcement relating to a tender or exchange offer for any Voting Securities, or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or its material assets;
(v) act alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company; (vi) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof other than in connection with this Agreement; or (vii) disclose any intention, plan or arrangement inconsistent with the foregoing prohibitions or advise or consent any other person in connection with the foregoing prohibitions; provided, however, that nothing contained herein shall prohibit the Company from publicly announcing its position with respect to any matter concerning the Company or prohibit Shaw from making any disclosures required to be made under applicable securities laws.

  6.   Disposition of Voting Securities.

       (a) During the Term, so long as Shaw is an officer or director of the Company or the Acquisition Sub (an "Affiliate of Recoton"), Shaw shall not, and shall cause his respective controlled affiliates not to, transfer any Voting Securities, whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, without the prior written consent of the Company in each instance except as specifically provided in, and subject to the provisions of, Section 6(b), (c), (d) or (e) of this Agreement. Any such transfers must be in compliance with federal and state and other applicable securities law.

       (b) Shaw and his controlled affiliates may transfer Voting Securities in a bona fide private transaction to an unaffiliated person if such transferee agrees to hold such shares subject to the terms of this Agreement.

       (c) Shaw and his controlled affiliates may, from time to time, sell in open market transactions pursuant to Rule 144 or Rule 145 under the Securities Act (or any successor provision) the number of Voting Securities then permitted under Rule 144 or Rule 145 (or any successor provision) or pursuant to an offering registered under the Securities Act of 1933 (the "Securities Act").

       (d) Shaw and his controlled affiliates shall be free without any restrictions at all times during the Term to sell or transfer any Voting Securities, (i) if a third party makes a bona fide offer to purchase Voting Securities which represent with such third parties' then-current holdings more than 50% of the voting power of the outstanding Voting Securities, which offer is approved and recommended by the Board (if such recommendation shall not have been withdrawn or adversely modified prior thereto) or (ii) to the Company pursuant to any offer made by the Company generally to all shareholders.

       (e) Shaw and his controlled affiliates may from time to time sell, transfer, pledge, gift over or otherwise dispose of any Voting Securities to one or more of his spouse, children, grandchildren, siblings or parents (each, a "Family Member") or to a company which is (and during the term of this Agreement will be) wholly owned by, or a trust the only beneficiaries of which are, Shaw or any of his Family Members, on condition in any case that such transferees agree to be bound by all of the provisions of this Agreement.

       (f) During the Term so long as Shaw is an Affiliate of Recoton, he shall not, at any time during the Term, sell or transfer Voting Securities to (x) any person (including that person's controlled affiliates and any group in which that person or its controlled affiliates shall be a member if Shaw knows of the existence of such group or affiliates), other than an underwriter in connection with a public offering of Voting Securities or pursuant to sales under Rule 144, which Shaw or his affiliate knows, or through the exercise of reasonable diligence should have known, would, after giving affect to such sale or transfer, beneficially own in the aggregate more than 10% of the Voting Securities.

  7.   Legend on Certificates.

       (a) During the Term, each of the certificates representing Voting Securities received or acquired by Shaw or any of his respective controlled affiliates in accordance with this Agreement shall be subject to stop transfer instructions and shall include the following legend, to the extent applicable:

       The shares represented by this certificate may not be transferred whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, and Recoton Corporation ("Recoton") will not register the transfer of such shares, except pursuant to and subject to that certain Shareholders' Agreement among Recoton and Robert G. Shaw dated January 3, 1996. A copy of such agreement is on file with the Secretary of Recoton.

       The Company shall have such legend removed upon the expiration of the Term.

  8. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  9. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Company and Shaw.

  10. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when given to the following addresses or telefax numbers:

       (a)  If to Shaw, c/o

                 International Jensen Incorporated
                 25 Tri-State International Office Center
                 Suite 400
                 Lincolnshire, Illinois 60069
                 Telecopier: (708) 317-3774
                 Telephone:  (708) 317-3777

            with a copy (which shall not
              constitute notice) to:

                 Richard B. Thies
                 Wildman, Harrold, Allen & Dixon
                 225 West Wacker Drive
                 Chicago, Illinois 60606-1229
                 Telecopier: 312-201-2555
                 Telephone:  312-201-2521

       (b)  If to the Company:

                 Recoton Corporation
                 2950 Lake Emma Road
                 Lake Mary, FL  32746
                 Fax:  407-333-8903
                 Attn:  Stuart Mont

            with a copy (which shall not
              constitute notice) to:

                 Stroock & Stroock & Lavan
                 Seven Hanover Square
                 New York, NY  10004
                 Fax:  212-806-6006
                 Attn:  Theodore S. Lynn, Esq.

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) five days after mailing, when mailed by registered or certified postage-paid mail, (b) on the second business day after sending, when delivered to a recognized international courier service such as Federal Express or DHL or, where applicable, the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or dispatched by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

  11. Severability. In the event that any provision(s) of this Agreement shall be held illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not affect any other provision(s) hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement.

  12. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors (including any successor by merger, reorganization, consolidation or other business combination) and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

  13. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflict of law.

  14. Jurisdiction and Venue. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration before a panel of three arbitrators in New York, NY in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the courts of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with arbitration. The application of either party to said courts, and any paper in connection therewith may be delivered by mail, personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this
Section 14 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. In the event of litigation or arbitration hereunder, the prevailing party in such action shall be entitled to reasonable attorney fees and disbursements. Nothing in this Section 14, however, shall limit the Company's rights to commence litigation for equitable relief pursuant to Section 8.

  15. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to evidence one and the same agreement.

  16. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

  17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

  18. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                           /s/ Robert G. Shaw
                           Robert G. Shaw


                           RECOTON CORPORATION


                           By:/s/ Stuart Mont
                           Name:   Stuart Mont
                           Title:  Chief Operating Officer

                           /s/ Robert L. Borchardt


                           Robert L. Borchardt

                                EXHIBIT 99.1 TO RECOTON
                                FORM 8-K FOR EVENT
                                OCCURRING JANUARY 3, 1996


                        FOR IMMEDIATE RELEASE

               RECOTON TO ACQUIRE INTERNATIONAL JENSEN

                    IN STOCK AND CASH TRANSACTION


Lake Mary, FL -- January 3, 1996 - Recoton Corporation (NASDAQ National Market: RCOT) and International Jensen Inc. ("IJI") (NASDAQ National Market: IJIN) jointly announced today that the companies have executed a definitive merger agreement in which Recoton, the leading supplier of consumer electronic accessories, would acquire IJI, a leading marketer of home and automotive loudspeakers, for $8.90 per share in a cash and stock merger. As a condition of this transaction, IJI has agreed to sell, contemporaneously, its OEM (Original Equipment Manufacturing) manufacturing and marketing business for automotive loudspeakers to Robert G. Shaw, IJI's President, for $15 million. Net of the proceeds from the OEM sale, Recoton will acquire IJI for approximately $36 million, or $6.27 per share plus the assumption of IJI debt and agreed-upon transaction expenses. For the trailing twelve months ended November 30, 1995, IJI generated revenue of $160.3 million for the businesses to be retained by Recoton.

Recoton will also receive a worldwide license to all rights to the Acoustic Research ("AR") trademark prior to the Winter Consumer
Electronics show which begins January 5, 1996 in Las Vegas, plus an option to purchase such trademark.

Under the terms of the agreement, each IJI stockholder may elect to receive either Recoton stock or cash; however, the amount of Recoton stock to be received will be adjusted, on a pro-rata basis, such that the value of the total number of shares to be issued will equal 40% of the purchase price. The number of Recoton shares to be issued will be calculated based on an average closing share price for an agreed-upon number of days prior to the required IJI shareholder vote. In the event the average share price is lower than $16.00 and in certain other circumstances, Recoton has the right to pay all cash. Recoton expects the transaction to be earnings-per-share neutral in 1996, with accretion in future years.

The transaction, which has been unanimously approved by both boards of directors: (1) is intended to be tax-free to the extent that IJI shareholders receive Recoton stock; (2) will be accounted for on a purchase basis; (3) is subject to certain closing conditions, including its approval by IJI shareholders, the effectiveness of a Recoton registration statement for the shares to be issued and the expiration of applicable waiting periods under the Hart-Scott-Rodino Act; and (4) is expected to close no earlier than the end of March 1996.

Robert L. Borchardt, President of Recoton said "We believe this transaction firmly establishes Recoton in several important new product categories: home and automotive loudspeakers and audio electronics. Our joining with IJI significantly enhances our strategic plan for this market segment, which we entered in the Fall of 1995 by establishing Christie Design Inc. as our loudspeaker design, manufacturing and marketing group. The Advent, AR, Jensen, Phase Linear, Mac Audio, Magnat and NHT (Now Hear This) brand names are some of the most well recognized in the industry, both domestically and worldwide. We intend to use these names to promote various product line extensions and will unveil an exciting new line of AR speakers designed and manufactured by our Christie Design subsidiary, headed by noted designer Cary Christie, at the Winter Consumer Electronics Show."

Mr. Borchardt added, "As one of the largest and most responsive suppliers to consumer electronics stores, mass merchandisers and other retailers, we can now distribute a much broader array of speaker and audio accessory products for both home and automotive applications. The transaction will allow Recoton to more readily sell its branded products in the international markets, enhancing
Recoton's position as a global company. IJI has substantial operations in Europe where the Magnat, Mac Audio and Jensen brands are well established. Approximately one-third of IJI's sales for the businesses Recoton will retain are attributable to the European operations."

Robert G. Shaw, International Jensen's President, stated, "I am delighted with the opportunities that this transaction presents for IJI's aftermarket business prospects. The merging of our aftermarket products into the Recoton organization will be a definite advantage for the long-term growth of these well recognized brand names. Recoton provides a compatible entrepreneurial management style, enhanced customer relationships, broader sourcing capabilities and certain additional technologies which will enhance IJI's business opportunities. The combined strength of the two organizations should create synergies that will benefit our customer base and the industry as a whole."

In addition to heading the operations of the unaffiliated OEM business, Mr. Shaw will join Recoton's executive management team as President and CEO of Recoton Audio Corporation, the successor to IJI. Both Mr. Borchardt and Mr. Shaw contemplate that Mr. Shaw will devote a substantial amount of time to furthering the growth of IJI brands within the Recoton organization. Mr. Shaw stated, "The competitive OEM environment requires an intensified focus in order to be more responsive to customer needs. Accordingly, the OEM business will operate as a stand-alone, properly capitalized company, which will enhance OEM's business prospects and provide greater opportunities for its employees. We are fortunate to have a very capable senior management team at OEM, which will allow me the time to work with Recoton to direct the future growth of IJI's product lines." Mr. Borchardt added, "I am very much looking forward to having Bob Shaw becoming an important member of our executive management team. I am certain his talents will add considerable value to our efforts."

International Jensen Inc., located in Lincolnshire, Illinois, is currently one of the largest, most vertically-integrated loudspeaker companies in the world. The company designs its own products and assembles them in its own factories. International Jensen markets loudspeakers and other audio products for new automobiles (OEM), the automotive aftermarket and for home listening under the brands names AdventR, ARR (Acoustic Research), JensenR, Phase LinearR, Mac AudioTM, MagnatR and NHTR (Now Hear This).

Recoton Corporation products, which are sold under the AmbicoR, AmpersandTM, CalibronR, DiscwasherR, InteractTM, ParsecR, RembrandtR, RecotonR, SoleControlR and SoundQuestTM brand names, encompass over 3,500 highly functional and versatile accessories. They are used for the installation, enhancement, hook-up, interconnection, maintenance, storage and replacement of consumer electronic equipment such as audio, video, telephone, cellular, car audio, camcorder, multi-media/computer, music, home office, video and computer games and 900 MHz wireless technology.

Furman Selz LLC is acting as financial advisor to Recoton. Lehman Brothers Inc. is acting as financial advisor to International Jensen.